SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

LAFARGE NORTH AMERICA INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(1)	Amount previously paid:

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Notice of Annual Meeting of Stockholders

To Be Held April 26, 2005

     The 2005 annual meeting of stockholders of Lafarge North America Inc. will be held at The Ritz-Carlton Hotel, 1700 Tysons Boulevard, McLean, Virginia, on Tuesday, April 26, 2005, beginning at 9:00 a.m. local time. At the meeting, the holders of the Company’s Common Stock and the holders of the Exchangeable Preference Shares of our subsidiary, Lafarge Canada Inc.—through an agreement with Computershare Trust Company of Canada whereby it votes the Company’s Voting Stock as instructed by holders of Exchangeable Preference Shares—will act on the following matters:

(1)	Election of directors for the ensuing year;

(2)	To consider and vote upon a proposed 2005 Stock Incentive Plan;

(3)	To consider and vote upon an increase in the number of shares available for issuance under the Lafarge North America Inc. Employee Stock Purchase Plan; and

(4)	Any other matters that properly come before the meeting.

     Holders of record of the Company’s Common Stock and of the Exchangeable Preference Shares of our subsidiary, Lafarge Canada Inc., at the close of business on February 18, 2005 are entitled to vote, or in the case of the Exchangeable Preference Shares, to direct the vote of the Company’s Voting Stock, at the meeting or any postponements or adjournments of the meeting.

     Please submit your proxy, or in the case of the Exchangeable Preference Shares your instructions to the Computershare Trust Company of Canada, as soon as possible so that your shares can be voted at the meeting in accordance with your instructions.

By Order of the Board of Directors

L. Philip McClendon
Senior Vice President – General Counsel
and Secretary

March 15, 2005

Table of Contents

About The Meeting	1

Why am I receiving these materials?	1
What information is contained in these materials?	1
What proposals will be voted on at the meeting?	1
What is Lafarge North America’s voting recommendation?	1
What is the record date and how many shares were outstanding on the record date?	1
What constitutes a quorum?	1
What shares owned by me can be voted?	2
How do I vote?	2
Can I change my vote?	2
What vote is required to approve each item?	3
How will abstentions and broker non-votes affect the election of directors at the meeting?	3
What does it mean if I receive more than one proxy or voting instruction card?	3
Where can I find the voting results of the meeting?	3

Stock Ownership	4

Who are the largest owners of the Company’s stock?	4
How much stock do the Company’s directors and executive officers own?	5

Item 1 Election Of Directors	6

Who are the nominees standing for election as directors?	6
How may stockholders communicate with the Board of Directors?	8
What is the Company’s policy regarding attendance by directors at the annual meeting of stockholders?	8
How are directors compensated?	8
Which directors has the Board determined to be independent?	9
What committees has the Board established?	10
Other Information	12
Section 16(a) Beneficial Ownership Reporting Compliance	12
Does the Company have a code of ethics?	12

Executive Officers Of The Company	13

Equity Compensation Plan Information	15

Executive Compensation	16

Report on Executive Compensation	16
Summary Compensation Table	19
Option Exercises and Year-End Values	20
Option Grants	20
Long-Term Incentive Plans – Awards in Last Fiscal Year	21
Performance Graph	22
U.S. Retirement Plans	23
Canadian Retirement Plans	24

Certain Relationships and Related Transactions	26

Indebtedness of Management	26
Transactions with Management and Others	26

Report of the Audit Committee	28

Independent Auditors	30

i

Item 2 Approval of 2005 Stock Incentive Plan	31

Summary of the 2005 Stock Incentive Plan	31
Tax Consequences of the 2005 Plan	34
Plan Benefits	37
Vote Required and Recommendation of the Board of Directors	37

Item 3 Approval of Increase in Shares For Issuance Under the	38

Summary of the Stock Purchase Plan, as amended effective June 1, 2005	38
Tax Consequences of the Stock Purchase Plan	39
Plan Benefits	40
Vote Required and Recommendation of the Board of Directors	40

Other Matters	41

Are other matters to be considered at the annual meeting?	41
When must stockholder proposals for the 2006 annual meeting be submitted?	41
Who will bear the cost of soliciting proxies for the annual meeting?	41
How do I obtain a copy of the Company’s Form 10-K Annual Report?	41

Appendix A – Lafarge North America Inc. 2005 Stock Incentive Plan	A1

Appendix B – Lafarge North America Inc. Employee Stock Purchase Plan	B1

 ii

12950 Worldgate Drive, Suite 500
Herndon, Virginia 20170

Proxy Statement

     This proxy statement contains information relating to the annual meeting of stockholders of Lafarge North America Inc. to be held at The Ritz-Carlton Hotel, 1700 Tysons Boulevard, McLean, Virginia on Tuesday, April 26, 2005 beginning at 9:00 a.m. local time, and at any postponements or adjournments thereof.

About The Meeting

Why am I receiving these materials?

     Our Board of Directors is providing these proxy materials to you in connection with our annual meeting of stockholders scheduled for 9:00 a.m., April 26, 2005 at The Ritz-Carlton Hotel, 1700 Tysons Boulevard, McLean, Virginia. You are invited to attend the meeting and are requested to vote on the proposals described in this proxy statement.

What information is contained in these materials?

     This proxy statement contains information relating to the proposals to be voted on at the meeting, the voting process, the compensation of our directors and our most highly paid officers, and certain other required information.

What proposals will be voted on at the meeting?

     There are three proposals scheduled to be voted on at the meeting:

•	election of directors for the ensuing year;

•	approval of the Company’s 2005 Stock Incentive Plan; and

•	approval of an increase in the number of shares available for issuance under the

Lafarge North America Inc. Employee Stock Purchase Plan.

What is Lafarge North America’s voting recommendation?

     Our board of directors recommends that you vote “FOR” all of the nominees to the board, “FOR” approval of the 2005 Stock Incentive Plan and “FOR” approval of the increase in the number of shares available for issuance under the Lafarge North America Inc. Employee Stock Purchase Plan.

What is the record date and how many shares were outstanding on the record date?

     The record date for the annual meeting is February 18, 2005. At the close of business on the record date, there were 71,350,238 shares of Common Stock, par value $1.00 per share, and 4,027,416 Exchangeable Preference Shares (which are substantially the economic equivalent of Common Stock) of our subsidiary, Lafarge Canada Inc. outstanding.

What constitutes a quorum?

     The presence at the meeting in person or by proxy of the holders of a majority of the combined total of the Company’s Common Stock and the Exchangeable Preference Shares of our subsidiary, Lafarge Canada Inc. (through instructions to the Computershare Trust Company of Canada as to how to vote the Company’s Voting

Stock) outstanding on the record date will constitute a quorum. Broker non-votes and shares represented by proxies received but marked as abstentions will be counted as present for purposes of determining the quorum.

What shares owned by me can be voted?

     You may vote all of the Company’s Common Stock and Exchangeable Preference Shares of our subsidiary, Lafarge Canada Inc., owned by you as of the record date, February 18, 2005.

How do I vote?

     Common Stock Held Directly by You. If you complete and properly sign and return the accompanying proxy card, it will be voted as you direct. If you have access to the Internet and desire to do so, you may submit your proxy over the Internet by following the “Vote by Internet” instructions on the proxy card. If you live in the United States or Canada, you may submit your proxy over the phone by following the “Vote by Phone” instructions on the proxy card. You may also attend the meeting and deliver your proxy card in person or otherwise vote in person at the meeting. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy so that your vote will be counted if you later decide not to attend the meeting.

     Common Stock Held in a Broker’s Account or by a Nominee (i.e., held in “street name”). You may vote shares of Common Stock held by your broker or other nominee by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to the voting instruction card included by your broker or nominee for specific instructions on how to submit your vote. You may not vote these shares in person at the meeting.

     Exchangeable Preference Shares. Holders of Exchangeable Preference Shares are entitled to direct how the Company’s Voting Stock is to be voted at the annual meeting. We have deposited shares of our Voting Stock with the Computershare Trust Company of Canada under an arrangement whereby Computershare Trust is to vote those shares as directed by holders of Exchangeable Preference Shares. Under this arrangement, each holder of Exchangeable Preference Shares (other than Lafarge North America Inc. and Lafarge Canada Inc.) may instruct Computershare Trust how to vote one share of Voting Stock for each Exchangeable Preference Share held. You must direct Computershare Trust Company how to vote no later than April 22, 2005. Please refer to the instruction card included by Computershare Trust for specific instructions on how to direct your vote. Alternatively, you may attend the meeting and vote in person one share of voting stock for each Exchangeable Preference Share owned by you.

     Anyone acquiring Exchangeable Preference Shares after the close of business on the record date, February 18, 2005, may instruct the Computershare Trust Company of Canada to vote the underlying Voting Stock on his or her behalf even though he or she did not hold the Exchangeable Preference Shares on the record date. To do so, he or she must notify Computershare Trust in writing no later than April 12, 2005 either (i) how Computershare Trust should vote the underlying Voting Stock or (ii) that the holder of the Exchangeable Preference Shares will attend the annual meeting and vote those shares in person. Computershare Trust must also receive at its offices in Montreal, Quebec no later than April 19, 2005 properly endorsed certificates for those shares or other evidence satisfactory to Computershare Trust that ownership of the Exchangeable Preference Shares has transferred.

Can I change my vote?

     Holders of Common Stock may change their vote at any time prior to the vote at the annual meeting. To change your vote for shares held directly in your name, you may either grant a new proxy or attend the annual meeting and vote in person. If you attend the meeting but do not inform us that you wish to change your vote, your proxy will be voted as previously directed. To change your vote for shares you beneficially own, you must submit new voting instructions to your broker or nominee. To change your vote for Exchangeable Preference Shares, you must write to the Computershare Trust Company of Canada before it has acted upon your prior instructions.

What vote is required to approve each item?

     Election of Directors. The affirmative vote of a plurality of the votes cast at the annual meeting either in person or by proxy is required for the election of directors.

     Approval of 2005 Stock Incentive Plan. The affirmative vote of a majority of votes cast at the annual meeting either in person or by proxy with respect to the approval of the 2005 Stock Incentive Plan is required to approve the 2005 Stock Incentive Plan.

     Approval of Increase in Employee Stock Purchase Plan Shares. The affirmative vote of a majority of votes cast at the annual meeting either in person or by proxy with respect to the approval of an increase in the number of shares available for issuance under the Lafarge North America Inc. Employee Stock Purchase Plan is required to approve such increase.

How will abstentions and broker non-votes affect the election of directors at the meeting?

     Abstentions and broker non-votes will not be counted as votes cast with respect to the election of directors, approval of the 2005 Stock Incentive Plan or the approval of the increase in Employee Stock Purchase Plan shares and, therefore, will have no effect on the result of any such vote.

What does it mean if I receive more than one proxy or voting instruction card?

     If you receive more than one proxy card, your shares are registered under different names or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Where can I find the voting results of the meeting?

     We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2005.

Stock Ownership

Who are the largest owners of the Company’s stock?

     The table below shows all stockholders known to the Company to beneficially own (under the rules of the SEC) as of February 18, 2005 more than 5% of the Company’s Common Stock.

	Amount and Nature
	of Beneficial		Percent
Name and Address of Beneficial Owner	Ownership		of Class (1)
Lafarge S.A.	39,493,511	(2)	52.4%
61, rue des Belles Feuilles 75116 Paris France
FMR Corp.	7,239,025	(3)	9.6%
82 Devonshire Street Boston, Massachusetts 02109

(1)	Calculated based on the number of shares of Common Stock plus the number of Exchangeable Preference Shares outstanding. Holders of Exchangeable Preference Shares (other than the Company and Lafarge Canada Inc.) have voting rights in the Company through a trust holding shares of the Company’s Voting Stock.

(2)	Includes 39,004,991 shares of Common Stock and 488,520 Exchangeable Preferences Shares of our subsidiary, Lafarge Canada Inc., held by Lafarge S.A. either directly or through its beneficial interests in Lafarge (U.S.) Holdings and Paris-Zurich Holdings (both New York trusts) and Cementia Holdings A.G., a Swiss corporation and majority-owned subsidiary of Lafarge S.A.

(3)	Based solely on Schedule 13G/A dated February 14, 2005 filed by FMR Corp. with the U.S. Securities and Exchange Commission. The Schedule 13G/A reports beneficial ownership by FMR Corp. of 7,239,025 shares of Common Stock, with sole power to dispose or direct the disposition of all such shares and sole power to vote (or direct the vote of) 31,424 of such shares. The Schedule 13G/A also reports that the interest of Fidelity Low Priced Stock Fund, an investment company registered under the Investment Company Act of 1940, in the shares of Common Stock beneficially owned by FMR Corp. amounted to 6,964,000 shares.

     The Company and its majority stockholder, Lafarge S.A., are parties to a Control Option Agreement dated November 1, 2003. This agreement is intended to enable Lafarge S.A. to maintain its existing margin of voting control. Through this agreement and unless earlier terminated, Lafarge S.A. has the right until October 31, 2013 to purchase voting securities from the Company whenever the Company issues voting securities. Either the Company or Lafarge S.A. may terminate the agreement before October 31, 2013 by giving the other one year’s notice. The agreement was approved by the Company’s directors who have no affiliation with Lafarge S.A. based upon the business advantages to the Company which result from Lafarge S.A.’s majority ownership of the Company. Lafarge S.A. is a public company whose voting securities are traded on various European securities exchanges as well as the New York Stock Exchange. Through its worldwide interests, Lafarge S.A. is principally engaged in the manufacture and sale of cement, concrete, aggregates, gypsum products and roofing products. The Company understands that Lafarge S.A. presently intends to maintain its position as majority owner of the Company.

How much stock do the Company’s directors and executive officers own?

     The table below shows the number of shares of the Company’s Common Stock and the number of shares of the common stock of Lafarge S.A. (the Company’s “parent” as defined in regulations issued under the Securities Exchange Act of 1934) beneficially owned as of February 18, 2005 by (i) the Company’s directors and nominees for director, (ii) the executive officers of the Company named in the Summary Compensation Table below and (iii) the directors, nominees and executive officers of the Company as a group. Unless otherwise indicated, all shares are directly owned.

	Beneficial Ownership							Beneficial Ownership
	of the Company’s							of Lafarge S.A.
	Common Stock (1)							Common Stock
	Number		Number			% of	Phantom	Number	Number		% of
Name	of Shares		of Options		Total	Class	Stock (2)	of Shares	of Options	Total	Class
Marshall A. Cohen	4,400	(3)	10,000		14,400	*	3,635	-0-	-0-	-0-
Bertrand P. Collomb	5,514		132,500		138,014	*	-0-	28,845	171,028	199,873	*
Philippe P. Dauman	-0-		7,000		7,000	*	2,884	-0-	-0-	-0-
Bernard L. Kasriel	4,000		65,000		69,000	*	-0-	17,488	259,621	277,109	*
Bruno Lafont	1,000		500		1,500	*	-0-	2,582	78,552	81,134	*
Claudine B. Malone	5,250		5,000		10,250	*	-0-	-0-	-0-	-0-
Blythe J. McGarvie	-0-		-0-		-0-		-0-	-0-	-0-	-0-
James M. Micali	710		-0-		-0-		2,192	-0-	-0-	-0-
Robert W. Murdoch	2,100		9,000		11,100	*	377	1,651	-0-	1,651	*
Bertin F. Nadeau	5,134	(4)	2,000		7,134	*	-0-	-0-	-0-	-0-
John D. Redfern	7,462		10,000		17,462	*	-0-	559	-0-	559	*
Philippe R. Rollier	3,822		94,000		97,822	*	-0-	6,802	15,601	22,403	*
Michel Rose	-0-		4,000		4,000	*	-0-	350	-0-	350	*
Lawrence M. Tanenbaum	-0-		10,000	(5)	10,000	*	-0-	-0-	-0-	-0-
Gerald H. Taylor	2,000		11,000		13,000	*	-0-	-0-	-0-	-0-
Dominique Calabrese	1,206		53,750		54,956	*	-0-	-0-	15,000	15,000	*
Thomas G. Farrell	2,039		18,750		20,789	*	-0-	-0-	-0-	-0-
Jean-Marc Lechene	1,000		47,800		48,800	*	-0-	1,636	-0-	1,636	*
Larry J. Waisanen	3,490		71,250		74,740	*	-0-	155	-0-	155	*

All directors and executive officers (25 persons)	53,674		657,425		711,099	*	9,088	60,068	539,802	599,870	*

*	Less than 1%

(1)	The shares below include Exchangeable Preference Shares of our subsidiary, Lafarge Canada Inc. (which are exchangeable at the option of the holder into Common Stock on a one for one basis) and Common Stock covered by stock options that were exercisable on February 18, 2005 or within 60 days thereafter. Holders of Exchangeable Preference Shares have voting rights in the Company through a trust holding shares of the Company’s Voting Stock and are entitled to direct the voting of one share of Voting Stock for each Exchangeable Preference Share held.

(2)	Directors may elect to invest fees they receive for service as directors in “phantom” shares of the Company’s Common Stock. Holders of “phantom” shares are entitled only to receive cash and have no right to acquire the Company’s Common Stock on which the value of the “phantom” shares are based.

(3)	Includes 1,000 shares owned by Adroit Investments Ltd., which is controlled by Mr. Cohen.

(4)	Includes 4,000 shares owned by Casavant Freres and 1,134 shares owned by GescoLynx Inc., both of which are controlled by Mr. Nadeau.

(5)	Does not include the warrant held indirectly by Mr. Tanenbaum through Kilmer Van Nostrand Co. Limited to acquire 4.4 million shares of the Company’s Common Stock, as such warrant is not currently exercisable.

Item 1 Election Of Directors

Who are the nominees standing for election as directors?

     Each of the nominees below has consented to serve as a director if elected. All are currently directors of the Company. All proxies received, unless revoked, will be voted for each of the nominees listed below, unless authorization to so vote is withheld. Cumulative voting is not permitted. If a nominee should become unavailable to stand for election for any reason, the persons designated as proxies will have full discretion to cast their votes for any other person designated by the Board. Below you will find certain background information regarding each of the nominees.

     MARSHALL A. COHEN, Counsel, Cassels Brock & Blackwell, Barristers and Solicitors. Mr. Cohen, age 69, has served in such capacity since October 1996. From November 1988 to September 1996, he was President and Chief Executive Officer and a director of The Molson Companies Limited. He is also a director of Barrick Gold Corporation, American International Group, Inc., Toronto Dominion Bank, Premcor Inc., Collins & Aikman Inc., Golf Town Income Fund, IBI Income Fund and the Goldfarb Corporation. Mr. Cohen has served as a director of the Company since 1991.

     BERTRAND P. COLLOMB, Chairman of the Board of the Company and Chairman of the Board of Lafarge S.A. Mr. Collomb, age 62, has served as Chairman of the Board of the Company since January 1989 and as Chairman of the Board of Lafarge S.A. since August 1989. He served as Chief Executive Officer of Lafarge S.A. from August 1989 through May 2003. He served as Vice Chairman of the Board and Chief Operating Officer of Lafarge S.A. from January 1989 to August 1989. He was Vice Chairman of the Board and Chief Executive Officer of Lafarge North America Inc. and Senior Executive Vice President of Lafarge S.A. from 1987 until January 1989. Mr. Collomb is also a director of Vivendi Universal, Atco Ltd. and Total Fina Elf, as well as a member of the Supervisory Board of Allianz AG and the Advisory Board of Unilever N.V. Mr. Collomb has served as a director of the Company since 1985.

     PHILIPPE P. DAUMAN, Co-Chairman and Chief Executive Officer of DND Capital Partners, LLC, a private equity firm, since May 2000. Prior to May 2000, Mr. Dauman, age 51, served as Deputy Chairman and Executive Vice President of Viacom, Inc. He is also a director of Viacom, Inc. and Viacom’s parent company, National Amusements, Inc. Mr. Dauman has served as a director of the Company since 1997.

     BERNARD L. KASRIEL, Vice Chairman of the Board of the Company and Vice Chairman and Chief Executive Officer of Lafarge S.A. Mr. Kasriel, age 58, was elected to his current position in May 1996. He has served as Vice Chairman of Lafarge S.A. since January 1995. He served as Chief Operating Officer of Lafarge S.A. from January 1995 through May 2003, when he was appointed Chief Executive Officer of Lafarge S.A. He also served as Managing Director of Lafarge S.A. from 1989 to 1994, Senior Executive Vice President of Lafarge S.A. from 1987 to 1989 and Executive Vice President of Lafarge S.A. from 1982 until March 1987. Mr. Kasriel is also a director of Sonoco Products Company. Mr. Kasriel has served as a director of the Company since 1989.

     BRUNO LAFONT, Senior Executive Vice President and Co-Chief Operating Officer of Lafarge S.A. Mr. Lafont, age 48, served as Executive Vice President – Gypsum of Lafarge S.A. from 1998 to May 2003, when he was appointed Chief Operating Officer. From 1995 to 1998, he served as Executive Vice President – Finance of Lafarge S.A. Prior to that, Mr. Lafont served in a variety of financial and managerial positions with Lafarge S.A. after joining Lafarge S.A. in 1983 as an internal auditor. Mr. Lafont has served as a director of the Company since 2003.

     CLAUDINE B. MALONE, President of Financial & Management Consulting, Inc. Ms. Malone, age 68, has served in such capacity since 1982. Ms. Malone is also a director of Hasbro, Inc., Lowe’s Companies, SAIC Corp. and Novell Inc. Ms. Malone has served as a director of the Company since 1994.

     BLYTHE J. McGARVIE, President of Leadership for International Finance, a privately held consulting firm. Ms. McGarvie, age 48, has served in such capacity since January 2003. From July 1999 to December 2002, Ms. McGarvie was Executive Vice President and Chief Financial Officer of BIC Group, Paris, France and from 1994 to 1999 served as Executive Vice President and Chief Financial Officer of Hannaford Bros. Co., of Portland, Maine. From 1983 to 1991, Ms. McGarvie served in various finance and administrative positions at Sara Lee Corporation and Kraft General Foods, Inc. Ms. McGarvie is also a director of Accenture, The Pepsi Bottling Group, St. Paul Travelers Companies and Wawa, Inc.

     JAMES M. MICALI, Chairman and President of Michelin North America, Inc. since September 1996. From 1990 to 1996 Mr. Micali, age 57, served as Executive Vice President, Legal and Finance of Michelin North America Inc. and from 1985 to 1990 he was General Counsel and Secretary of Michelin North America, Inc. Mr. Micali joined Michelin in 1977, and from 1977 through 1985 served in a number of legal positions in the Michelin organization. Mr. Micali is also a director of Sonoco Products Company.

     ROBERT W. MURDOCH, Corporate Director. Mr. Murdoch, age 63, was formerly President and Chief Executive Officer of the Company from January 1989 to August 1992, President and Chief Executive Officer of Lafarge Canada Inc. from 1985 to 1992, Senior Executive Vice President of Lafarge S.A. from August 1989 to September 1992 and President and Chief Operating Officer of the Company from 1987 to 1989. Mr. Murdoch is also a director of Lafarge S.A., Sierra Systems Group Inc., Lallemand, Inc., and Timberwest Forest Products Corp. Mr. Murdoch has served as a director of the Company since 1987.

     BERTIN F. NADEAU, Chairman of the Board and Chief Executive Officer of GescoLynx Inc. (a private holding company). Mr. Nadeau has served in such capacity since September 30, 1994. He was also Chairman of the Board, President and Chief Executive Officer of Unigesco Inc. from 1982 to September 1994 and Chairman of the Board of Unigesco’s affiliate, Univa Inc. (a marketer and distributor in the food sector) from October 1989 to July 1993. Mr. Nadeau, age 64, is also a director of Sun Life Financial Inc. and Sun Life Assurance Company of Canada. Mr. Nadeau has served as a director of the Company since 1988.

     JOHN D. REDFERN, Chairman of the Board of Lafarge Canada Inc. Mr. Redfern has served as Chairman of the Board of Lafarge Canada Inc. since 1984. Mr. Redfern served as Vice Chairman of the Board of the Company from January 1989 to May 1996, as Chairman of the Board of the Company from 1985 until January 1989, as President and Chief Executive Officer of the Company from 1983 until 1985 and as Chief Executive Officer of Lafarge Canada Inc. from 1977 to 1985. Mr. Redfern, age 69, has served as a director of the Company since 1983.

     PHILIPPE R. ROLLIER, President and Chief Executive Officer of the Company since May 2001. Mr. Rollier, age 62, served as Regional President of Lafarge S.A. – Central Europe and CIS for Cement, Aggregates and Concrete from 1995 to 2001 and has served as Executive Vice President of Lafarge S.A. since 1999. Mr. Rollier is also a director of Moria S.A. Mr. Rollier has served as a director of the Company since 2001.

     MICHEL ROSE, Senior Executive Vice President and Co-Chief Operating Officer of Lafarge S.A. Mr. Rose has served as Senior Executive Vice President of Lafarge S.A. since 1989. Mr. Rose, age 62, served as President and Chief Executive Officer of the Company from September 1992 until September 1996. He served as Chairman and Chief Executive Officer of Orsan S.A., a subsidiary of Lafarge S.A., from 1987 to 1992. Mr. Rose has served as a director of the Company since 1992.

     LAWRENCE M. TANENBAUM, Chairman and Chief Executive Officer of Kilmer Van Nostrand Co. Limited, a private investment holding company with various business interests, including, in the past, an interest in the Warren Paving & Materials Group Limited which became a part of the Company in December 2000. Mr. Tanenbaum, age 59, is also an owner and Chairman of Maple Leaf Sports and Entertainment Ltd. (owner of the Toronto Maple Leafs hockey team and the Toronto Raptors basketball team) and a member of the Board of Governors of the National Basketball Association and the National Hockey League. Mr. Tanenbaum has served as a director of the Company since 2001.

     GERALD H. TAYLOR, Telecommunications Consultant and Private Investor. Mr. Taylor, age 63, served as Chief Executive Officer of MCI from November 1996 to October 1998. He also served as MCI’s President and Chief Operating Officer from July 1994 to November 1996 and as MCI’s Chief Operating Officer from April 1993 to July 1994. Mr. Taylor is also a director of CIENA Corporation. Mr. Taylor has served as a director of the Company since 1999.

     Mr. Cohen is the father-in-law of Mr. Tanenbaum’s son. Otherwise, there is no family relationship between any of the nominees or between any of the nominees and any executive officer of the Company.

How may stockholders communicate with the Board of Directors?

     Stockholders interested in communicating with the Board of Directors may do so by writing to Marshall A. Cohen, Lead Director, Lafarge North America Inc., c/o L. Philip McClendon, Secretary, Lafarge North America Inc., 12950 Worldgate Drive, Herndon, Virginia 20170. Such communications, which should be marked as “Confidential,” will be promptly forwarded to Mr. Cohen upon receipt.

What is the Company’s policy regarding attendance by directors at the annual meeting of stockholders?

     The Board of Directors expects directors to attend the annual meeting of stockholders. Historically, the annual meeting has been scheduled immediately prior to a regularly scheduled meeting of the Board of Directors, thereby facilitating directors’ attendance at the annual meeting. The Board of Directors anticipates continuing this practice. All of the Company’s directors attended the Company’s annual meeting of stockholders held on May 4, 2004.

How are directors compensated?

     Base Compensation. Directors who are also employees of the Company receive no additional compensation for service as directors. Each non-employee director receives an annual fee of $40,000 for service as a director, plus $2,000 for each Board meeting attended. Each non-employee director also receives an annual fee of $5,000 for each committee on which he or she serves (other than the Nominating committee whose members receive no additional compensation), plus $2,000 for each committee meeting attended. A non-employee director serving as chair of the following committees receives the following amounts annually for service as chair of such committees: Audit - $20,000; Board Governance — $10,000; Management Development and Compensation — $10,000; Corporate Development — $5,000; Finance — $5,000; Pension — $5,000; and Executive — $5,000. The lead director, who presides at executive sessions of the Company’s non-management directors, receives an additional $25,000 annually. All fees are paid quarterly. All directors are reimbursed for travel, lodging and other expenses they incur related to attending Board and committee meetings.

     Each year, directors may elect to defer payment of their fees for that year until termination of their service as a director. Any such election must be made prior to that year’s annual stockholder meeting and must specify one of two payment options—lump sum or up to ten annual installments. Directors may elect either to have their deferred fees bear interest computed quarterly at the average prime rate for the quarter or to invest their deferred fees (in increments from 10% to 100%) in “phantom” shares of the Company’s Common Stock. Investments in phantom shares will be valued at the NYSE closing price of the Company’s Common Stock on the date non-deferred fees would be payable. Dividends will be credited to deferred phantom shares and will be reinvested in additional phantom shares at the NYSE closing price on the dividend payment date. Directors may change existing deferred compensation investments (from cash to phantom shares or vice versa) each quarter during prescribed window periods. Phantom shares will have no voting rights and may not be sold or transferred. Distributions from phantom shares will be valued at the NYSE closing price of the Company’s Common Stock on the last trading day before the payment date.

     Non-employee directors age 70 or older (or, with the approval of the Board Governance Committee, between the ages of 65 and 69) who joined the Board of Directors no later than the Company’s 2004 Annual Meeting of Stockholders and who have seven or more years of credited service as a director are entitled to receive upon retirement from the Board of Directors $20,000 annually for the remainder of his or her life, and his or her surviving spouse is entitled to receive $10,000 annually for the remainder of his or her life following such director’s death. Non-employee directors who joined the Board of Directors no later than the Company’s 2004 Annual Meeting of Stockholders and who retire at age 55 through 69 with three or more years of credited service are entitled to receive upon retirement $20,000 annually for a period of time equal to his or her period of credited service as a director and his or her surviving spouse is entitled to receive $10,000 annually for the balance of such period if the director dies before the end of such period. Those who join the Board of Directors after the Company’s 2004 Annual Meeting of Stockholders are not entitled these benefits.

     For 2004, Bertrand Collomb received a salary of $325,000 for serving as Chairman of the Board of the Company; Bernard Kasriel received a salary of $195,000 for serving as Vice Chairman of the Board; and John D. Redfern received a fee of Cdn. $36,400 for serving as the non-executive Chairman of the Board of our subsidiary, Lafarge Canada Inc. Mr. Redfern also received certain perquisites (club dues and company car) valued at less than $20,000 for his service as Chairman of Lafarge Canada Inc. In addition, Mr. Redfern and Mr. Murdoch each received from Lafarge Canada Inc. an annual fee of Cdn. $14,000 for serving as directors plus Cdn. $1,500 for each board or committee meeting he attended. Both are also reimbursed by Lafarge Canada Inc. for travel, lodging and other expenses they incur related to attending Lafarge Canada Inc. board and committee meetings.

     Options. Each non-employee director receives during February of each year an automatic grant of an option to purchase 1,000 shares of common stock. In February 2004, Marshall A. Cohen, Philippe P. Dauman, Bruno Lafont, Claudine B. Malone, Robert W. Murdoch, Bertin F. Nadeau, John D. Redfern, Michel Rose, Lawrence M. Tanenbaum and Gerald H. Taylor received grants under this plan. Each option permits the recipient to purchase shares at their fair market value on the date of grant, which was $41.86 in the case of options granted in February 2004.

     Blythe J. McGarvie and James M. Micali each automatically received a one-time grant of an option to purchase 5,000 shares of common stock upon their election to the Company’s Board of Directors in 2004. These options permit Ms. McGarvie and Mr. Micali to purchase shares at $43.99, their fair market value on the date of grant.

     Options granted to non-employee directors vest depending upon the director’s length of service at the time of grant. Options granted to directors who have served continuously for at least four years as of the date of grant are fully vested. Options granted to directors who have served continuously less than four years as of the date of grant vest 25% on such date for each year of the director’s prior continuous service through the date of grant and vest 25% on each subsequent anniversary of the director’s joining the Board.

Which directors has the Board determined to be independent?

     As reported above under “Stock Ownership”, Lafarge S.A. holds 52.4% of the voting power of all shares outstanding and entitled to vote at the Company’s annual meeting. As a consequence, the Company is a “controlled company” for purposes of Rule 303A of the New York Stock Exchange listing standards and need not have a majority of independent directors. Nonetheless, the Company has elected to do so. The Board of Directors does not consider any director who serves as either a director or officer of the Company’s majority stockholder, Lafarge S.A., to be independent. Excluding such directors and upon employing the standards set forth in Rule 303A and after considering the relationships for certain individuals described below under the heading “Certain Relationships and Related Transactions”, the Board of Directors has determined the following directors to be independent: Marshall A. Cohen, Philippe P. Dauman, Claudine B. Malone, Blythe J. McGarvie, James M. Micali, Bertin F. Nadeau, John D. Redfern, and Gerald H. Taylor.

What committees has the Board established?

     The Board of Directors has standing Executive, Finance, Board Governance, Nominating, Management Development and Compensation, Audit, Pension and Corporate Development Committees.

Current Board Committee Memberships

Management
			Board		Development &			Corporate
Name	Executive	Finance	Governance	Nominating	Compensation	Audit	Pension	Development
Marshall A. Cohen	*	*	*	*	*
Bertrand P. Collomb	*		*
Philippe P. Dauman		*			#	*	*
Bernard L. Kasriel	#
Bruno Lafont		*
Claudine B. Malone			*	*		*	#
Blythe J. McGarvie					*	*
James M. Micali			*	#			*
Robert W. Murdoch		*					*	*
Bertin F. Nadeau					*	#	*
John D. Redfern	*		#
Philippe R. Rollier	*	*						#
Michel Rose								*
Lawrence M. Tanenbaum		#						*
Gerald H. Taylor			*	*	*		*

*	Member

#	Chairman

     The Board of Directors has designated Marshall A. Cohen as lead director, to preside at executive sessions of the Company’s non-management directors.

     Executive Committee. The Executive Committee has the authority and power of the Board of Directors in the management of the business and affairs of the Company when the Board of Directors is not in session, except as otherwise provided by law. In practice, however, the Committee generally acts only with respect to matters delegated to it by the entire Board of Directors. The Executive Committee did not meet during fiscal 2004.

     Finance Committee. The Finance Committee makes recommendations to the Board of Directors as to various matters involving the financial affairs of the Company. The Finance Committee met four times during fiscal 2004.

     Board Governance Committee. The Board Governance Committee annually reviews Board and Board committee performance, as well as the effectiveness of the Company’s governance structure and matters related to corporate governance. The Committee reviews the Company’s Board compensation standards and practices and recommends revisions and changes in compensation arrangements for the Board and its committees. The Committee also advises and makes recommendations concerning criteria for Board membership, the number of members of the Board of Directors and the composition and Committee structure of the Board of Directors. A current copy of the Board Governance Committee charter may be found on our website at www.lafargenorthamerica.com. Click on “Investor Relations” to find our “Corporate Governance” section of the website where the Board Governance Committee charter is posted. The Board Governance Committee met four times during fiscal 2004.

     As reported above under “Stock Ownership”, Lafarge S.A. holds 52.4% of the voting power of all shares outstanding and entitled to vote at the Company’s annual meeting. As a consequence, the Company is a “controlled company” for purposes of Rule 303A of the New York Stock Exchange listing standards and the Board Governance Committee need not be comprised entirely of independent directors. The Committee is comprised of our Chairman, who is affiliated with the Company’s majority stockholder but is not involved in the Company’s management, and five directors determined by the Board of Directors to be independent.

     Nominating Committee. The Nominating Committee identifies and presents qualified persons for election and re-election as directors of the Company and recommends to the Board nominees for election as directors. Each member of the Nominating Committee is independent as defined under the listing standards of the New York Stock Exchange and applicable federal law. A current copy of the Nominating Committee charter may be found on our website at www.lafargenorthamerica.com. Click on “Investor Relations” to find our “Corporate Governance” section of the website where the Nominating Committee charter is posted. The Committee was formed and first met in February 2005, at which meeting the Committee recommended to the Board for election at this annual meeting the nominees for director listed above.

     The Nominating Committee has no formal written policy with respect to the consideration of candidates for director, including candidates recommended by stockholders. The Committee believes such a policy is not necessary because the Committee has not limited the sources from which it will receive recommendations for director candidates. To that end, the Committee will consider candidates recommended by stockholders of the Company who have held at least 1% of the Company’s Common Stock for at least one year. Such stockholders may do so by sending a written request marked “Confidential” to the Chairman of the Nominating Committee, Lafarge North America Inc., 12950 Worldgate Drive, Herndon, Virginia 20170. Any such request should include information sufficient for the Committee to perform an initial evaluation of a recommended candidate’s ability to serve as a director of the Company. The Committee will hold such recommendations until the Committee determines a new director is required. Stockholders who desire their recommendation to be considered in conjunction with the election of new directors, if any, at next year’s annual meeting of stockholders should submit their recommendations so they are received no later than November 18, 2005.

     The Nominating Committee annually evaluates the need for new members of the Board of Directors. When the Committee determines that new directors may be required, the Committee reviews recommendations previously received by the Committee from all sources, including recommendations from members of the Board of Directors as well as third parties not affiliated with the Company. If the Committee determines that it has no qualified candidates, the Committee will engage third party search firms to identify potential candidates, which firms would be paid market fees for the services they perform. Candidates passing the Committee’s initial review are evaluated further through personal interviews and solicitation of third party recommendations. Candidates remaining at this point are then evaluated as to their ability to participate fully in the Board of Directors’ schedule of meetings and to confirm their willingness to serve as a director of the Company. Thereafter, the Committee submits its recommendation to the Board of Directors with respect to those candidates the Committee believes should be included in the slate of directors to be recommended for nomination by the Board of Directors at the next annual meeting of stockholders. The Committee would apply this process whether or not the individual being evaluated was initially recommended by a stockholder.

     The Nominating Committee seeks to have a diverse Board of Directors comprised of individuals having a broad range of strengths and talents and the majority of whose members are independent of the Company and its management. The Committee believes that individuals recommended by the Committee for nomination to the Board of Directors should, at a minimum, possess sound business experience and judgment and high ethical standards. The Committee also believes that one or more of the Company’s directors should possess substantial expertise in the areas of finance, governance, manufacturing and technical knowledge applicable to the building materials industry.

     Management Development and Compensation Committee. The Management Development and Compensation Committee reviews the Company’s executive management compensation standards and practices, and recommends revisions and changes in compensation arrangements. The Committee also reviews executive resources, the performance of key executives as well as organization and succession plans. The Committee approves compensation changes for all senior executives and it makes recommendations to the Board as to who should serve as officers of the Company. The Committee also reviews individual objectives established for the Company’s Chief Executive Officer. The Committee also administers the Company’s stock option plans and has sole authority to grant options under the Company’s stock option plans. The Management Development and Compensation Committee met four times during fiscal 2004.

     Audit Committee. The Audit Committee’s primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information provided to shareholders and others, the systems of internal controls which management and the Board have established and the audit process. The Audit Committee serves as a focal point for and facilitates open communications relating to financial, accounting, reporting and internal control matters between the Board, management, the internal auditors and the Company’s independent accountants. The Audit Committee has sole authority to select, retain, or replace the Company’s independent accountants and to determine and pre-approve audit engagement fees and all non-audit engagements and fees. Each member of the Audit Committee is independent as defined under the listing standards of the New York Stock Exchange and applicable federal law. A current copy of the Audit Committee charter may be found on our website at www.lafargenorthamerica.com. Click on “Investor Relations” to find our “Corporate Governance” section of the website where the Audit Committee charter is posted. The Audit committee met eight times during fiscal 2004.

     The Board of Directors has determined that Ms. Malone and Ms. McGarvie each qualifies as an “audit committee financial expert” as defined in rules of the Securities and Exchange Commission. As noted above, the Board of Directors determined that Ms. Malone and Ms. McGarvie are independent directors. The Board of Directors notes that Ms. Malone and Ms. McGarvie each serves on the Audit Committees of more than three public companies and has determined that their doing so does not impair their ability to effectively serve on the Company’s Audit Committee.

     Pension Committee. The Pension Committee administers the Company’s various pension plans, regularly reviewing the funding status of the plans and performance of the managers of the assets of the plans, making changes in such managers when it deems it appropriate. The Pension Committee met four times during fiscal 2004.

     Corporate Development Committee. The Corporate Development Committee is responsible for reviewing the short-range and long-term strategic plans of the Company. This Committee also considers various strategic issues, major acquisitions and dispositions of assets and advises the Board of Directors with respect to these matters. The Corporate Development Committee did not meet during fiscal 2004.

Other Information

     The Board of Directors held four meetings in 2004. Each Board Committee held such number of meetings as indicated in such Committee’s description above. During 2004, Mr. Rose (50%) attended fewer than 75% of the aggregate of the number of Board meetings and meetings of the Committees on which he served.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and holders of more than 10% of our Common Stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our stock. Except for an August 2004 sale by a retirement savings plan of 55 shares of common stock beneficially owned by John Redfern that was not reported until 2005, based upon a review of these filings and written representations from the Company’s directors and executive officers, the Company believes that during 2004 its executive officers, directors and 10% shareholders complied with all Section 16(a) filing requirements.

Does the Company have a code of ethics?

     Yes, the Company has adopted a code of ethics that applies to the Company’s principal executive, financial and accounting officers, the Company’s controller or other persons performing similar functions. A copy of our code of ethics may be found on our website at www.lafargenorthamerica.com. Click on “Investor Relations” to find our “Corporate Governance” section of the website where the code of ethics is posted.

Executive Officers Of The Company

     The following sets forth the name, age and business experience for the last five years of each of our executive officers other than Messrs. Collomb, Kasriel and Rollier and indicates all positions and offices with the Company held by them. For information regarding Messrs. Collomb, Kasriel and Rollier, see “Election of Directors.”

Name	Position	Age
Dominique Calabrese	Executive Vice President and President – Eastern Aggregates, Concrete & Asphalt	49

Thomas G. Farrell	Executive Vice President and President – Western Aggregates, Concrete & Asphalt	48

Jean-Marc Lechêne	Executive Vice President and President – Cement Operations	46

James J. Nealis III	Executive Vice President – Human Resources	57

Eric C. Olsen	Executive Vice President and Chief Financial Officer	41

Yvon Brind’Amour	Senior Vice President and Controller	47

Todd W. Cunningham	Senior Vice President – Strategy and Development	42

L. Philip McClendon	Senior Vice President – General Counsel and Secretary	62

Isaac Preston	Senior Vice President and President – Gypsum Division	45

     Dominique Calabrese was appointed to his current position in March 2002. Before that he served as Senior Vice President, Performance and Strategy for the Aggregate and Concrete Division at Lafarge S.A. from August 1999 to March 2002. Prior to that, from January 1995 to July 1999, he served as Senior Vice President and President of Lafarge Construction Materials Eastern Canada Region.

     Thomas G. Farrell was appointed to his current position in March 2002. He previously served as Chief Executive Officer of Lafarge S.A.’s operations in India from 1998 to March 2002. From 1996 to 1998, he served as Vice President/General Manager of the Southern Alberta Division of Lafarge’s Construction Materials Western Canada Region, and from 1992 to 1996, he served as Vice President/General Manager for an operating unit of Lafarge Betons Granulats in France. Mr. Farrell joined Lafarge S.A. in 1990, serving as Vice President of Strategy until 1992.

     Jean-Marc Lechêne was appointed to his current position in January 2002. He previously served as Senior Vice President and President – Canadian Cement Operations from September 1999 to December 2001. Prior to that he served as Executive Vice President of Lafarge S.A.’s cement operations in China from March 1996 to September 2000, and as Senior Vice President Cement Strategy of Lafarge S.A. from November 1993 to March 1996.

     James J. Nealis III was appointed to his current position effective February 2004. Prior to that he was Senior Vice President – Human Resources from January 1999 to January 2004. From August 1996 to December 1998 he served as Vice President – International Human Resources for Lafarge S.A. From January 1994 to August 1996 he served as Vice President – Human Resources, Cement Group.

     Eric C. Olsen was appointed to his current position effective January 1, 2005. Previously he served as Senior Vice President from July 2004 and as Senior Vice President and President Northeast Cement Region from January 2002 through June 2004. He also served as Senior Vice President – Purchasing from January 2002 through December 2003. Prior to that he served as Senior Vice President – Strategy and Development from August 1999 to December 2001. Before joining Lafarge, he was a Partner with Trinity Associates, a business strategy management consulting firm, from May 1993 to August 1999.

     Yvon Brind’Amour was appointed to his current position in February 2004. Prior to that he was Vice President and Controller from January 2002 to January 2004. From July 1999 to December 2001 he served as Vice President and Controller – Canadian Cement Operations. Prior to joining Lafarge, he was Vice President – Finance of Astec Advanced Power Services from December 1998 to July 1999, and was Vice President – Finance (Europe) of Moore Corp. from November 1995 to November 1998, and with Nortel Networks from 1980 to 1995 in positions of increasing responsibility in finance and human resources.

     Todd W. Cunningham was appointed to his current position effective March 2002. Prior to that he served as Managing Director – Mergers and Acquisitions for Marriott International, Inc. from October 1998 to December 2001 and Director of Financing for US Airways Group, Inc. from April 1996 to September 1998.

     L. Philip McClendon was appointed to his current position in January 2002. Prior to that he served as Vice President, General Counsel and Secretary of Blue Circle North America from 1992 through 2001. Mr. McClendon began his career with Georgia-Pacific Corporation in 1974, where he served as Resident Counsel until 1980, as Group Counsel until 1981, as Associate General Counsel - Litigation until 1983 and as Associate General Counsel — Distribution Division until 1992.

     Isaac Preston was appointed to his current position in June 2002. He served as Senior Vice President-Division Projects of Lafarge S.A.’s Gypsum Division from August 1999 to May 2002. From June 1997 to August 1999, he was Vice President Strategy and Development for Lafarge S.A.’s Gypsum Division. Prior to joining Lafarge, he served as Vice President of Strategy for James Hardie Industries.

     There is no family relationship between any of our executive officers. None was selected as an officer pursuant to any arrangement or understanding between him and any other person. The term of office for each executive officer expires at the first meeting of the Board of Directors after the next annual meeting of stockholders following his or her election or appointment and until his or her successor is elected and qualifies.

Equity Compensation Plan Information

     The table below shows the number of outstanding options and shares available for other future issuance under all of the Company’s equity compensation plans as of December 31, 2004:

Number of securities
	Number of		remaining available
	securities to be		for future issuance
	issued upon	Weighted-average	under equity
	exercise of	exercise price of	compensation plans
	outstanding	outstanding	(excluding
	options, warrants	options, warrants	securities reflected
	and rights	and rights	in column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	4,881,266	$35.23	4,451,506	(1)

Equity compensation plans not approved by security holders	-0-	-0-	-0-

Total	4,881,266	$35.23	4,451,506

(1)	Includes 415,006 shares remaining available for issuance under the Company’s Employee Stock Purchase Plan.

Executive Compensation

     The Company’s executive compensation program, including stock-based compensation, is administered by the Management Development and Compensation Committee of the Board of Directors. All members of the Committee are independent directors. All decisions made by the Committee relating to the compensation of the Company’s executive officers are presented to, and are available for review by, the full Board. All decisions relating to stock options are made solely by the Committee.

Report on Executive Compensation

     The following is a report submitted by members of the Management Development and Compensation Committee, addressing the Company’s compensation policy as it related to the Company’s executive officers for fiscal 2004:

     The goal of the Company’s executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of stockholder value, while at the same time motivating and retaining key employees. To achieve this goal, the Company’s executive compensation policies integrate competitive levels of annual base compensation with bonuses based upon corporate performance and individual initiatives and performance. This annual cash compensation, together with the payment of equity-based, incentive compensation, is designed to attract and retain qualified executives and to ensure that such executives have a continuing stake in the long-term success of the Company. All executive officers and certain key managers participate in the Company’s incentive compensation plans.

     In 2004, the Company’s executive compensation program consisted primarily of (i) base salary adjusted from the prior year, (ii) a bonus opportunity, based upon the performance measurements described below and (iii) options granted under the Company’s 2002 Stock Option Plan.

     Base Salary. In establishing base salaries for executive officers of the Company, the Company participates in executive compensation surveys with other construction materials and cement companies in the United States and Canada, reviews market data of general industry companies of similar size, and utilizes information provided by several independent compensation consultants. The comparison group utilized by the Company for cash compensation matters generally includes industrial companies with annual sales in excess of $1 billion, which employ more than 1,000 full time employees, with a unionized labor force, and which have been profitable over the most recent two to three year period. Individual performance among the companies included in the comparison group is not separately evaluated.

     The Company annually sets base salary ranges with midpoints for each of its executives, including the President and Chief Executive Officer, at levels within the range of those persons holding comparably responsible positions at other companies in the Company’s comparison group. Such midpoints are established based upon a market pricing system designed to assign a value for each executive office, taking into account the various responsibilities and duties of the specific position. Due to the Company’s long-term approach to compensation and the cyclical nature of the Company’s business, historically a greater percentage of the annual compensation (base salary plus bonus) paid to executive officers has been represented by the salary component. The Company has a system that pays slightly higher base salaries and lower annual bonuses. However, the annual cash compensation targets for the Company’s executive officers have generally been set slightly below the median for annual cash compensation totals in the comparison group.

     Salaries for executive officers are reviewed by the Board’s Management Development and Compensation Committee in the first quarter of each year and may be increased at that time on the basis of the individual performance of the executive, as evaluated by senior management, the Company’s financial performance, and changes in competitive pay levels. An annual overall budget of salary increases for the year is prepared, based upon the Company’s expected financial performance and taking into consideration the expected pay increases, if any, indicated by the various industry surveys and information from various compensation consultants. The Committee then utilizes this budget in establishing salaries based upon management’s evaluation of each officer’s performance during the prior year. In 2004, in view of the Company’s long-term compensation objectives and the Company’s financial results, the budgeted salary increases were less than the projected salary increases for the comparison group utilized by the Company.

     The annual base salary of $550,000 for the President and Chief Executive Officer was established in accordance with the policies established for all executive officers and was 93% of the midpoint of the range utilized by the Company. The Chairman of the Board annually reviews the Chief Executive Officer’s performance and makes a salary recommendation which is acted upon by the Committee. The 2004 salaries of the other executive officers of the Company listed in the Summary Compensation Table (the “named executive officers”) ranged from approximately 89% to 107% of the midpoints established with respect to each of such positions.

     Annual Incentives. The Company has an annual bonus plan that provides for the payment of bonuses to certain executive officers and key managers contingent upon the achievement of certain financial targets and/or individual objectives. The bonus plan is intended to reward the accomplishment of corporate objectives, reflect the Company’s priority on maximizing earnings, and provide a fully competitive compensation package which will attract, reward and retain quality individuals. Under the plan, one-half of the total bonus opportunity for a participant is based upon the attainment of financially based Company performance objectives and one-half of the total bonus opportunity is based upon the achievement of individual objectives. If both the Company and individual performance objectives are attained or surpassed, participants will be eligible to receive maximum amounts ranging from 40% to 100% of their base salary, depending upon their position with the Company.

     Financially based performance objectives measure the Company’s performance for the year against certain economic value added criteria. Subjective performance criteria are used to evaluate each officer’s individual performance with respect to the individual objectives defined for such officer at the beginning of each year. Individual objectives may include the performance of a specific division or product line for which an officer is responsible, the reduction of Company or division expenses or debt, or other specific tasks or goals, and typically include a series of non-quantifiable objectives.

     Annual incentives are paid only upon the achievement of either financial performance objectives or individual performance objectives for the year. In light of the Company’s earnings performance, financial performance bonuses were paid with respect to 2004 in amounts ranging from 33.5% to 45.8% of the salaries of the Chief Executive Officer and the named executive officers. The individual performance bonuses paid to these persons with respect to 2004 were in the range of 31% to 44% of such salaries.

     Mr. Rollier’s total bonus amount was equal to approximately 88.4% of his 2004 salary. The Company performance objective on which a portion of such bonus was based was the achievement by the Company of economic value added targets specified by the Committee. The factors considered by the Committee in determining the portion of the bonus based on individual objectives included his leadership during the year with respect to (i) the Company’s significant improvement in operating results, (ii) corporate governance matters and building a strong executive team, (iii) progress in implementing customer orientation programs in cement and aggregates, concrete and asphalt operations and (iv) strategic growth initiatives and divestments.

     Long-Term Incentives. Long-term incentive awards strengthen the ability of the Company to attract, motivate and retain executives of superior capability and more closely align the interests of management with those of stockholders. Long-term awards granted in 2004 consisted of non-qualified stock options granted under the Company’s 2002 Stock Option Plan. Unlike cash, the value of a stock option will not be immediately realized. Stock options are granted with exercise prices equal to the prevailing market value of the Common Stock and will have value only if the Company’s stock price increases, resulting in a commensurate benefit for the Company’s stockholders. Generally, grants vest in equal amounts over four years. Executives generally must be employed by the Company or an affiliate of the Company at the time of vesting.

     The Committee considers on an annual basis the grant of options to executive officers and key managers. The number of options granted is generally based upon the position held by a participant and the Committee’s subjective evaluation of such participant’s contribution to the Company’s future growth and profitability. In accordance with the policy maintained by the Committee, the total number of options granted in 2004 under the Company’s stock option program represents approximately 1.7% of the approximately 75,000,000 outstanding shares of Common

Stock of the Company (including the Exchangeable Preference Shares of our subsidiary, Lafarge Canada Inc.). Generally, the grant of options is an annual determination, but the Committee may consider the size of past awards and the total amounts outstanding in making such a determination. For 2004, the Committee granted to Mr. Rollier an option to purchase 60,000 shares of the Company’s Common Stock based upon the foregoing factors.

     The Company has established a Long Term Cash Incentive Plan that is applicable to officers and key management personnel. This plan provides for payment of cash bonuses contingent upon the achievement of cumulative economic value added targets over a multi-year period. For the “named executive officers”, this plan can pay an award each year with maximums of 40% or 50% of their base salary based on cumulative results of the previous multi-year cycle. For the measurement period ending December 31, 2004, the named executives received awards ranging from 10.2% to 16.4% of their base salaries.

     The Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and stockholder interests. As performance goals are met or exceeded, resulting in increased value to stockholders, executives are rewarded commensurately. The Committee believes that compensation levels during 2004 adequately reflect the Company’s compensation goals and policies.

     Section 162(m) of the Internal Revenue Code generally limits the Company’s federal income tax deduction for compensation paid in a tax year to the Chief Executive Officer and four other most highly compensated executive officers to $1 million. The Company may deduct compensation above $1 million that is “performance-based” within the meaning of the Code. The Company has determined that amounts paid under the annual and long term bonus plans and stock options granted under the Company’s stock option plans qualify as “performance-based.”

February 4, 2005

Management Development and
Compensation Committee

Philippe P. Dauman, Chairman
Marshall A. Cohen
Blythe J. McGarvie
Bertin F. Nadeau
Gerald H. Taylor

Summary Compensation Table

     The following table sets forth information with respect to the Chief Executive Officer and the other four executive officers of the Company who were the most highly compensated for the year ended December 31, 2004 and who were serving as executive officers at year end.

						Long-Term Compensation
						# of
						Securities
	Annual Compensation					Underlying
Name and				Other Annual		Stock	LTIP	All Other
Principal Position	Year	Salary	Bonus	Compensation(1)		Options	Payouts	Compensation(2)
Philippe R. Rollier	2004	$550,000	$486,250	$44,510	(3)	60,000	$90,338	$58,470
President and Chief	2003	510,000	340,043	120,081		40,000		57,938
Executive Officer	2002	485,000	298,033			40,000		94,201

Dominique Calabrese	2004	363,000	233,990	20,922	(4)	30,000	36,881	8,784
Executive Vice President	2003	329,000	166,803	139,552		20,000		26,164
and President Eastern Aggregates,	2002	242,250	151,592			15,000		217,088
Concrete & Asphalt

Thomas G. Farrell	2004	360,833	245,902			30,000	37,592	205,211
Executive Vice President	2003	313,000	155,561			20,000		25,822
and President Western Aggregates,	2002	230,454	131,155			15,000		194,121
Concrete & Asphalt

Jean-Marc Lechene	2004	311,000	277,527	197,480	(5)	30,000	35,143
Executive Vice President	2003	302,000	148,101	142,925		20,000		5,993
and President — Cement	2002	292,400	144,504	60,463		20,000		96,588

Larry J. Waisanen	2004	385,000	261,030			25,000	50,589	199,588
Executive Vice President	2003	357,800	183,695			25,000		15,629
and Chief Financial	2002	340,000	160,344			30,000		16,518
Officer

(1)	Excludes perquisites and other benefits, unless the aggregate amount of such benefits exceeded the lesser of $50,000 or 10 percent of the total annual salary and bonus reported for the named executive officer.

(2)	The amounts shown for 2004 include (a) $12,113 in contributions or allocations by the Company to each of Mr. Rollier’s, Mr. Farrell’s and Mr. Waisanen’s accounts under the Company’s Thrift Savings Plan and Thrift Savings Restoration Plan; (b) term life insurance premiums paid by the Company ($1,174 for Mr. Farrell and $1,963 for Mr. Waisanen); (c) interest that would have been payable by the executive on his interest free loan if the Company required interest to be paid ($46,357 for Mr. Rollier, $8,784 for Mr. Calabrese, and $3,757 for Mr. Farrell); and (d) relocation expenses paid by the Company ($188,167 for Mr. Farrell and $185,512 for Mr. Waisanen).

(3)	Includes $12,039 in U.S. residential real property tax and $32,471 reimbursed during the year for the payment of certain taxes for tax year 2003.

(4)	Includes $20,922 reimbursed during the year for the payment of certain taxes for tax year 2003.

(5)	Includes $8,063 for the use of a company car, $84,000 in housing related costs and $105,417 reimbursed during the year for the payment of certain taxes for tax years 2003.

Option Exercises and Year-End Values

     The following table shows information with respect to stock options exercised during 2004 and unexercised options to purchase the Company’s Common Stock granted to the Chief Executive Officer and the other named executive officers and held by them at December 31, 2004.

				Number of Securities		Value of Unexercised
	Shares			Underlying Unexercised		In-The-Money Options
	Acquired	Value		Options at December 31, 2004		at December 31, 2004(2)
Name	on Exercise	Realized (1)		Exercisable	Unexercisable	Exercisable	Unexercisable
Philippe R. Rollier	-0-	$-0-		59,000	120,000	$922,780	$1,591,500
Dominique Calabrese	20,000	529,254		37,500	52,500	563,825	683,475
Thomas G. Farrell	15,000	212,888	(3)	7,500	52,500	77,025	683,475
Jean-Marc Lechene	15,700	418,516		26,300	59,000	451,505	794,550
Larry J. Waisanen	11,600	195,802		100,900	65,000	2,025,582	927,300

(1)	Market value on exercise date minus option exercise price times number of options exercised.

(2)	Market value at year end ($51.32) of one share of the Company’s Common Stock minus option exercise price times number of options.

(3)	Mr. Farrell did not sell 726 of the shares he acquired upon exercise of his options.

Option Grants

     The following table shows information with respect to grants of stock options pursuant to the Company’s 2002 Stock Option Plan during 2004 to the Chief Executive Officer and the other named executive officers. No stock appreciation rights were granted in 2004.

	Number
	of Securities	Option Grants in Last Fiscal Year
	Underlying	Percentage of
	Options	Total Options			Grant Date
	Granted (1)	Granted to Employees	Exercise	Expiration	Present Value (2)
Name	(#)	in 2004	Price ($/sh)	Date	($)
Philippe R. Rollier	60,000	4.74%	$41.86	2/05/14	$724,200
Dominique Calabrese	30,000	2.37%	41.86	2/05/14	362,100
Thomas G. Farrell	30,000	2.37%	41.86	2/05/14	362,100
Jean-Marc Lechene	30,000	2.37%	41.86	2/05/14	362,100
Larry J. Waisanen	25,000	1.98%	41.86	2/05/14	301,750

(1)	All options expire ten years after the grant date and vest in annual 25% increments beginning one year after the grant date.

(2)	In accordance with Securities and Exchange Commission rules, we have used the Black-Scholes option pricing model to estimate the grant date present value of the options set forth in this table. Our use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The real value of the options in this table depends upon actual changes in the market price of the Company’s Common Stock during the applicable period.

Long-Term Incentive Plans – Awards in Last Fiscal Year

     The following table shows information with respect long-term incentive plan awards made to the Chief Executive Officer and the other named executive officers during 2004.

		Performance
		or Other	Estimated Future Payouts Under
	Number of	Period Until	Non-Stock Price-Based Plans(2)
	Shares, Units or	Maturation
Name	Other Rights(1)	or Payout	Threshold ($)	Maximum ($)(3)
Philippe R. Rollier	$90,338	3 Years	$-0-	$152,157
Dominique Calabrese	$36,881	3 Years	-0-	$80,344
Thomas G. Farrell	$37,592	3 Years	-0-	79,864
Jean-Marc Lechene	$35,143	3 Years	-0-	68,835
Larry J. Waisanen	$50,589

(1)	Awards identified in this table are made pursuant to the Company’s Long Term Cash Incentive Plan. These awards are performance-based cash awards that depend on attainment of certain economic value added performance objectives and are designed to reward recipients for regular performance over a trailing three year period in excess of target levels under the Company’s annual bonus plan. Awards for 2004 are based on 2003 and 2004 performance only. Future awards are to be based on trailing three years of performance. Award sizes are based upon a percentage of base salaries and vary depending upon the individual’s position and responsibilities.

(2)	There is no “target” for awards under the Long Term Cash Incentive Plan. Performance at the Company’s annual bonus plan “target” levels would yield no awards under the Long Term Cash Incentive Plan. The Chief Executive Officer could earn a maximum 50% payout of his annual salary over any given three year period under Long Term Cash Incentive Plan. The other named executive officers could earn a maximum 40% payout of their annual salaries over any given three year period under Long Term Cash Incentive Plan. Since Mr. Waisanen retired as chief financial officer of the Company on December 31, 2004, he is no longer eligible to receive awards under the Long Term Cash Incentive Plan.

(3)	The maximum amounts reported in this column represent the amounts to be paid for 2005 for performance in 2003, 2004 and 2005. These amounts are based on the annual salaries of the named executive officers reported in the Summary Compensation Table above, the actual performance criteria under the Long Term Cash Incentive Plan for 2003 and 2004 and the assumption that the maximum possible performance criteria would be met under the Long Term Cash Incentive Plan for 2005.

Performance Graph

     The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company’s Common Stock for the five-year period ending December 31, 2004 with the cumulative total return of the Russell 3000 Index (a broad market equity index) and the cumulative total return of a two groups of peer companies in the construction materials and cement industry selected by the Company. The prior peer group includes: St. Lawrence Cement Group, Inc., Texas Industries, Inc., Vulcan Materials Company, Eagle Materials Inc. (formerly Centex Construction Products Inc.) and USG Corp. The new peer group includes: Texas Industries, Inc., Vulcan Materials Company, Eagle Materials Inc. and Martin Marietta Materials, Inc., which group the Company believes includes construction materials companies more comparable to the Company in terms of product offerings, financial stability and business environment.

Comparison of Five Year Cumulative Total Return (1)
Among Lafarge North America Inc., Russell 3000, Prior Peer Group and New Peer Group

	1999	2000	2001	2002	2003	2004
Lafarge North America Inc.	$100.00	$88.48	$143.27	$127.41	$160.58	$207.30
Russell 3000	100.00	92.54	81.94	64.29	84.25	94.32
Prior Peer Group(2)	100.00	102.58	112.16	90.26	122.53	162.50
New Peer Group(3)	100.00	110.67	116.50	90.87	128.21	165.23

(1)	Assumes $100 invested on December 31, 1999 in Lafarge North America Inc. Common Stock, Russell 3000 Index, Prior Peer Group Index and New Peer Group Index. Total return assumes reinvestment of dividends.

(2)	Includes St. Lawrence Cement, Inc. (converted to U.S. currency at a constant rate), Texas Industries, Inc., Vulcan Materials Company, Eagle Materials Inc. (formerly Centex Construction Products Inc.) and USG Corp.

(3)	Includes Texas Industries, Inc., Vulcan Materials Company, Eagle Materials Inc. and Martin Marietta Materials, Inc.

U.S. Retirement Plans

     The Company has a trusteed noncontributory defined benefit pension plan for salaried U.S. employees. The normal retirement age of participants is 65. The amount of retirement income available to participants under the plan is based upon the years of credited service and final average earnings, which is defined to be the average of the highest annual earnings (which includes salary, bonus and overtime payments) for any 60 consecutive months during the last 120 months of employment. The annual retirement income for each year of credited service is equal to 1.33% of the final average earnings. A participant’s accrued benefit under the plan is fully vested on the date on which such participant completes five years of service under the plan.

     Certain executives of the Company are participants in a supplemental executive retirement plan (the “U.S. SERP”) which supplements normal, early and deferred vested benefits under the Lafarge North America retirement plan. Except as described below, the U.S. SERP will not be funded in advance for payment of future benefits; the general assets of the Company are the source of funds for the U.S. SERP. Pursuant to the U.S. SERP, the annual retirement income for each year of credited service for selected executives will be increased from that stated above to 1.75% of final average earnings. Further, under the U.S. SERP, compensation in excess of the limit of $210,000 per year (as increased according to U.S. Internal Revenue Service rules) is taken into account for calculation of plan benefits. Mr. Farrell and Mr. Waisanen are participants in the U.S. SERP.

     In October 1996, the Company established a “rabbi” trust to fund U.S. SERP benefits upon a change of control of the Company or of Lafarge S.A. The trust will remain unfunded until a change in control is imminent, at which time the trust would become irrevocable and would be funded with cash sufficient to pay the benefits under the U.S. SERP. However, the trust would remain subject to claims of the Company’s creditors. The Board of Directors also adopted a resolution requiring the Company, in the event of a change of control, to make contributions to the Company’s retirement plan to the maximum extent allowable as a current deduction for federal income tax purposes.

     The table set forth below illustrates the amount of combined annual pension benefits payable under the Lafarge North America retirement plan and the U.S. SERP to participants in specified average annual earnings and years-of-service classifications.

U.S. Pension Plan Table

Five-Year
Average	Annual Pension
Annual	Covered Years of Service at Age 65
Earnings	15 years	20 years	25 years	30 years	35 years
$50,000	$13,125	$17,500	$21,875	$26,250	$30,625
100,000	26,250	35,000	43,750	52,500	61,250
150,000	39,375	52,500	65,625	78,750	91,875
200,000	52,500	70,000	87,500	105,000	122,500
250,000	65,625	87,500	109,375	131,250	153,125
300,000	78,750	105,000	131,250	157,500	183,750
350,000	91,875	122,500	153,125	183,750	214,375
400,000	105,000	140,000	175,000	210,000	245,000
450,000	118,125	157,500	196,875	236,250	275,625
500,000	131,250	175,000	218,750	262,500	306,250
550,000	144,375	192,500	240,625	288,750	336,875
600,000	157,500	210,000	262,500	315,000	367,500

     The years of service credited under the retirement plan and the U.S. SERP at March 1, 2005 to each individual named in the compensation table above who is a participant in the plans were as follows: Mr. Farrell — 14 years (retirement), 14 years (U.S. SERP) and Mr. Waisanen — 28 years (retirement), 28 years (U.S. SERP).

Canadian Retirement Plans

     The Company has several trusteed pension plans for Canadian employees. The salaried population is covered by a combination non-contributory defined benefit plan with a defined contribution plan. The executives are not required to contribute to these plans, but they can make optional contributions in order to increase their pension accruals, as noted below. The normal retirement age in all salaried pension plans is 65.

     The amount of retirement income available to participants under the salaried plans is based upon the years of credited service and final average earnings, which is defined to be the average of the highest annual earnings (which include salary, bonus and overtime pay) for any 60 consecutive months during the last 120 months of employment. Generally, a participant’s annual retirement income under the plans will equal a percentage of the participant’s final average earnings calculated by multiplying the participant’s years of credited service times 1.25%. Different pension formulas may apply for past service. Executives can elect to contribute 2% of their earnings in order to increase their pension accrual from 1.75% to 2.00%.

     In most cases, a participant’s accrued benefit under the plan is fully vested on the date on which such participant completes two years of service under the plan (vesting rules vary by province in Canada).

     Certain executives of the Company are participants in a supplemental executive retirement plan (the “Canadian SERP”) which supplements normal, early and deferred vested benefits under the Lafarge Canada Inc. retirement plans for salaried employees. The Canadian SERP provides for pension accruals that are in excess of the Income Tax Act (Canada) defined benefit pension limit. The Canadian SERP will not be funded in advance for payment of future benefits; the general assets of the Company are the source of funds for this plan. Mr. Calabrese is a member of the Canadian SERP.

     The table set forth below illustrates the amount of combined annual pension benefits payable under the Lafarge Canada Inc. retirement plans for salaried employees and the Canadian SERP to participants in specified average annual earnings and years-of-service classifications.

Canadian Pension Plan Table

Five-Year
Average	Annual Pension
Annual	Covered Years of Service at Age 65
Earnings	15 years	20 years	25 years	30 years	35 years
$50,000	$15,000	$20,000	$25,000	$30,000	$35,000
100,000	30,000	40,000	50,000	60,000	70,000
150,000	45,000	60,000	75,000	90,000	105,000
200,000	60,000	80,000	100,000	120,000	140,000
250,000	75,000	100,000	125,000	150,000	175,000
300,000	90,000	120,000	150,000	180,000	210,000
350,000	105,000	140,000	175,000	210,000	245,000
400,000	120,000	160,000	200,000	240,000	280,000
450,000	135,000	180,000	225,000	270,000	315,000
500,000	150,000	200,000	250,000	300,000	350,000
550,000	165,000	220,000	275,000	330,000	385,000
600,000	180,000	240,000	300,000	360,000	420,000

Note:	All amounts shown in the above table are in Canadian dollars and assume that the executive makes optional contributions (2% of pay, as described above)

     Mr. Calabrese is credited with 26 years of service under the retirement plan and the Canadian SERP at March 1, 2005.

     Mr. Rollier and Mr. Lechene do not participate in the Company’s defined benefit pension plans for U.S. or Canadian employees or the Company’s supplemental executive retirement plans. Rather, they participate in retirement plans maintained by Lafarge S.A. and are credited under such plans for their service with the Company.

Certain Relationships and Related Transactions

Indebtedness of Management

     The Company and our subsidiary, Lafarge Canada Inc., have extended non-interest bearing loans to certain of their officers to assist in the purchase of housing in the course of relocations. With respect to loans with an outstanding balance in excess of $60,000 at any time during 2004, the largest aggregate amount of such indebtedness outstanding during 2004 and the amount thereof outstanding as of December 31, 2004, respectively, were as follows with respect to the following individuals: Philippe R. Rollier, President and Chief Executive Officer — $925,000, $925,000; Larry J. Waisanen, Executive Vice President and Chief Financial Officer — $60,000, $ -; 0 -; James J. Nealis III, Executive Vice President, Human Resources — $136,000, $ - 0 -; Dominique Calabrese, Executive Vice President & President – Eastern Aggregates, Concrete & Asphalt — $184,000, $174,000; Thomas G. Farrell, Executive Vice President & President – Western Aggregates, Concrete & Asphalt — $185,000, $ - 0 -; L. Phillip McClendon, Senior Vice President, General Counsel and Secretary — $187,000, $177,000; Isaac Preston, Senior Vice President & President, Lafarge Gypsum — $176,000, $166,000; and Yvon Brind’Amour, Senior Vice President & Controller — $180,000, $170,000. No loans have been granted to executive officers of the Company subsequent to the date of enactment of the Sarbanes-Oxley Act of 2002.

Transactions with Management and Others

     The Company, our subsidiary Lafarge Canada Inc. and our majority stockholder Lafarge S.A. are parties to three agreements concerning (i) the sharing of costs for research and development, strategic planning, human resources and communications activities, (ii) marketing and technical assistance for the gypsum wallboard division and (iii) the use of certain trademarks. In 2004, the Company and Lafarge Canada Inc. recorded expenses under these agreements for the approximate sums of $2,217,000 and Cdn. $2,260,000, respectively. The Company and Lafarge Canada Inc. have entered into agreements with Lafarge S.A. under which Lafarge S.A. pays for certain services provided to Lafarge S.A. by the Company and Lafarge Canada Inc. In 2004, charges to Lafarge S.A. for these services totaled approximately $92,000.

     During 2004, the Company and Lafarge Canada Inc. purchased products from Lafarge S.A. and certain of its affiliates in the ordinary course of business. These purchases totaled approximately $16,606,000 and Cdn. $452,000 for the Company and Lafarge Canada Inc., respectively. In addition, during 2004, the Company and Lafarge Canada Inc. sold products to Lafarge S.A. and certain of its affiliates in the ordinary course of business. These sales totaled approximately $4,950,000 and Cdn. $2,252,000 for the Company and Lafarge Canada Inc., respectively.

     During 2004, we recognized $16,311,000 in income for managing certain U.S. operations of Blue Circle Industries PLC on behalf of Lafarge S.A. These operations remain the property of Lafarge S.A. and their results are not consolidated with ours. In 2004, our agreement with Lafarge S.A. to manage the Blue Circle operations automatically renewed for an additional one-year term through December 31, 2005. During 2004, we recorded $228,048,000 in direct costs and expenses reimbursable from Blue Circle North America under this agreement. These costs and expenses include payroll and other related costs and expenses incurred by us in connection with our employment of those individuals who conduct the Blue Circle operations we manage. We have employed these individuals pursuant to the terms of the Supplemental Agreement Regarding Employees and Employee Benefits dated December 21, 2001, which we entered into with Lafarge S.A. in connection with our agreement to manage the Blue Circle operations. Costs and expenses reimbursed under our agreement also include other direct costs that are attributable to the Blue Circle operations and an allocation of cement-related regional and central selling, general and administrative costs incurred by us (allocated pro rata based on cement sales revenues in accordance with the contracts with Lafarge S.A.). In accordance with the terms of the management agreement, we also paid $2.8 million to Blue Circle North America as compensation for actions taken to optimize the profitability of the overall North American operations and which benefited us to the detriment of Blue Circle North America.

     Our option to acquire from Lafarge S.A. the assets we manage expired unexercised on December 31, 2004. The decision to allow the option to expire was made by a special committee of independent directors formed to evaluate the matter and was approved by our Board of Directors.

     Messrs. Collomb, Kasriel, Lafont, Murdoch and Rose are also directors or officers of Lafarge S.A.

     Mr. Waisanen retired as chief financial officer of the Company on December 31, 2004. Mr. Waisanen will remain an employee of the Company from that date through October 31, 2006 in a non-executive officer capacity. During this time he will report to and act as a special advisor to our chief executive officer and will work on special projects at his direction. From December 31, 2004 through October 31, 2006, Mr. Waisanen will receive compensation and fringe benefits at the same level as was paid to him during 2004.

     Mr. Tanenbaum, his family and certain family trusts own 100% of the capital stock of Kilmer Van Nostrand Co. Limited, from whom the Company acquired the Warren Paving & Materials Group Limited in December 2000. At December 31, 2004, Kilmer Van Nostrand continued to hold the Cdn $166,434,000 of preferred stock of LCI – Warren Merger Inc., an indirect subsidiary of the Company, that Kilmer Van Nostrand acquired in conjunction with the Company’s acquisition of Warren Paving. During 2004, LCI — Warren Merger Inc. paid Kilmer Van Nostrand Cdn $10,602,000 in dividends on such preferred stock. At December 31, 2004, Kilmer Van Nostrand held a warrant to acquire 4.4 million shares of the Company’s Common Stock at U.S. $29.00 per share. Kilmer Van Nostrand acquired this warrant for U.S. $14.4 million, in conjunction with the Company’s acquisition of Warren Paving.

     In 2004, to facilitate a sale by the Company of certain businesses in Northern Ontario to a third party, the Company purchased from Kilmer Van Nostrand for Cdn $122,000 its options to repurchase 10 parcels of real estate that the Company acquired from Kilmer Van Nostrand in 2000 as part of the Warren Paving acquisition. These options permitted Kilmer Van Nostrand to repurchase the properties when the Company depleted or no longer was interested in mining aggregates reserves on these properties. In connection with the Northern Ontario sale, the Company exercised an option granted by Kilmer Van Nostrand as part of the Warren Paving acquisition to acquire certain real property for Cdn $2,458,000, an amount determined in accordance with a formula negotiated at the time of and in connection with the Company’s acquisition of Warren Paving. Also in connection with the Northern Ontario sale, the Company granted Kilmer Van Nostrand an option to acquire a parcel of real property near Toronto, Ontario, for which option Kilmer Van Nostrand paid the Company Cdn $158,000. Also in 2004, we purchased a property from Kilmer Van Nostrand pursuant to an option granted us in connection with our acquisition of Warren Paving at a price, Cdn $750,000, less than the price negotiated at the time of and in connection with the Company’s acquisition of Warren Paving.

     During 2004, Ken Tanenbaum, the son of our director Lawrence Tanenbaum, served as president of Innocon Inc. (a joint venture in which the Company holds a 50% indirect interest) at an annual salary plus bonus of Cdn $227,061, from which position he resigned in 2004. This position represented a non-executive position with the Company.

Report of the Audit Committee
of the Board of Directors

     The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other company filing under the Securities Act of 1933 or the Securities and Exchange Act of 1934, except to the extent the company specifically incorporates the report by reference therein.

     The primary function of the Audit Committee of the Board of Directors is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information provided to the Company’s stockholders and others, the systems of internal controls which management and the Board of Directors have established, the Company’s compliance with legal and regulatory requirements and performance of its internal audit function, and the overall audit process including but not limited to the independent accountant’s qualifications, practices and independence. The Committee serves as a focal point for and to facilitate open communications relating to financial, accounting, reporting and internal control matters between the Board of Directors, management, the internal auditors and the Company’s independent accountants.

     The Audit Committee is composed of at least four directors who are appointed annually by the Board of Directors. Only independent directors meeting the independence and experience requirements of the New York Stock Exchange and applicable federal laws may serve on the Committee. Members of the Committee are to receive no compensation from the Company other than fees for their service as members of the Board and its respective committees. One member, appointed by the Board upon the recommendation of the Board Governance Committee, shall serve as Chair of the Committee, shall schedule all meetings of the Committee and provide an agenda for each meeting. The Committee shall meet as often as necessary, but no less than quarterly. At the Committee’s invitation, members of management and others may attend Committee meetings and provide information as necessary.

     The Audit Committee may form and delegate authority to subcommittees where appropriate. The Committee may also designate one or more of its members and give them authority to grant pre-approvals of non-audit work by the Company’s independent accountants in accordance with applicable laws.

     The Audit Committee has the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities and has unrestricted access to members of management and all information relevant to the Committee’s responsibilities. The Committee may retain and determine the fees of independent counsel, accountants or others to render assistance in the conduct of any investigation.

     The Audit Committee has the sole authority in the selection, retention and, when necessary, the replacement of the Company’s independent auditors. Further, the Committee has sole authority to determine and approve audit engagement fees.

     For the year 2004, the Audit Committee reports as follows:

•	The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management.

•	The Audit Committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380), as amended.

•	The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees) and has discussed with the independent accountants matters relating to their independence.

•	Based on the review and discussion referred to in the immediately preceding three paragraphs, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.

Audit Committee

Bertin F. Nadeau, Chairman
Philippe P. Dauman
Claudine B. Malone
Blythe J. McGarvie

Independent Auditors

     Ernst & Young LLP has been selected by the Audit Committee of the Board of Directors to audit the consolidated financial statements of the Company for the year ended December 31, 2005. We expect one or more representatives of Ernst & Young LLP to attend the meeting, where they will be available to respond to appropriate questions. They also will have an opportunity to make a statement if they so desire.

     Below is a summary of the fees paid to the Company’s independent auditors for the years ended December 31, 2004 and 2003 for professional audit and non-audit services:

	2004	2003
Audit Fees:	$3,067,000	$1,549,000

Audit Related Fees:
Audits of benefit plans	$359,000	$243,000
Due diligence related to mergers & acquisitions	-0-	63,000
Sarbanes-Oxley Section 404 Readiness	-0-	243,000
Consultation related to financial accounting	79,000	30,000

	$438,000	$579,000

Tax Fees:
Tax consultation and planning	$57,000	$248,000
State and local tax consulting	-0-	11,000
Due diligence	-0-	-0-

	$57,000	$259,000

All Other Fees	$-0-	$310,000

     Each year, the Audit Committee negotiates directly with the external auditors’ their fees for audit services to be performed. In February of each year, the Audit Committee approves a detailed budget for routine non-audit services to be performed by the external auditor during the year, categorized into the following classifications: audit related services, tax services and all other services. Subject to the following exceptions, management is then authorized to engage the external auditors for services as contemplated by such budget and is required to report quarterly to the Audit Committee on the status of the budget. Non-audit services not covered by the budget and projects which fall into the category of “All other” require the specific prior approval of the Audit Committee or a delegated member of the Audit Committee. Any individual project with an estimated fee in excess of $250,000 must be specifically pre-approved by the Audit Committee. Any individual project with an estimated fee in excess of $100,000 must be specifically approved by the Audit Committee Chairman or a delegated member of the Audit Committee. Any “Tax Service” projects proposed by the independent auditors’ tax specialists for which the only business purpose is tax avoidance must be specifically approved by the Audit Committee regardless of the amount of the fee. One hundred percent of the fees set forth in the table above for 2004 and were approved pursuant to this pre-approval policy.

Item 2 Approval of 2005 Stock Incentive Plan

     At the meeting, stockholders will be asked to adopt the Lafarge North America Inc. 2005 Stock Incentive Plan.

     We believe our long-term success depends upon our ability to attract and retain qualified personnel and to motivate their best efforts on our behalf. While our 2002 Stock Option Plan still has some unused shares authorized for grant, we believe the 2002 Plan is no longer sufficient to serve our ongoing needs for stock-based incentive compensation. Therefore, the Board of Directors believes it is in the best interests of the Company and its stockholders to stop the further granting of stock-based awards under the 2002 Plan and instead adopt a new equity incentive plan that would permit the granting of equity compensation on appropriate terms and conditions going forward. As a result, on February 28, 2005 our Board of Directors adopted the 2005 Stock Incentive Plan, subject to stockholder approval. At the same time, the Board acted to terminate our 2002 Plan so that upon stockholder approval of the 2005 Plan no future awards may be granted under the 2002 Plan.

     Under the 2005 Plan, we can continue to provide equity compensation under a stockholder approved plan in order to attract, motivate and retain key personnel, encourage equity ownership among this group, and enhance a mutuality of interest with stockholders in improving our long-term performance and the value of our Common Stock. Our non-employee directors and key employees, including those of our subsidiaries, are eligible to participate in the 2005 Plan. We believe the 2005 Plan will be an important part of their compensation. There are approximately 175 persons, including 12 executive officers, who will be eligible to receive awards under the 2005 Plan.

     If the 2005 Plan is not approved by stockholders, the Company’s 2002 Stock Option Plan will not be canceled and the Board of Directors will consider other alternatives for performance-based compensation. The plan is not exclusive and does not limit the authority of the Board or its committees to grant awards or authorize any other compensation, with or without reference to shares, under any other plan or authority.

Summary of the 2005 Stock Incentive Plan

     Principal features of the 2005 Stock Incentive Plan are summarized below. The summary does not contain all information that may be important to you and is qualified by reference to the full text of the 2005 Stock Incentive Plan set forth in Appendix A to this proxy statement.

     Plan Administration. The 2005 Plan is administered by the Management Development and Compensation Committee with respect to awards to employees and by the Board Governance Committee with respect to awards to non-employee directors (with respect to awards over which each has authority, the “Committee”). These Committees have authority with respect to their areas of responsibility to, among other things: administer and interpret the plan; adopt or amend rules, regulations, agreements and instruments relating to implementation of the plan; determine participants and the type, size, terms and conditions of awards under the plan; and make any other determinations and take any other action that it deems necessary or desirable for the administration of the plan. Decisions of these Committees or another committee or person delegated responsibilities under the plan shall be final, conclusive and binding on all persons.

     Stock Subject to the 2005 Plan. The 2005 Plan authorizes the issuance of up to 7 million shares of Common Stock. Shares related to awards under the plan that are forfeited or cancelled, or that expire, lapse or otherwise terminate without the issuance of such shares, or that are settled in cash in lieu of shares or are exchanged prior to the issuance of shares for awards not settled in shares will again be available for grant under the plan. Shares issued under the plan may consist of authorized but unissued shares of Common Stock or shares purchased by us on the open market for purposes of the plan or otherwise.

     Limitations. No participant shall be eligible to receive in any one calendar year awards relating to more than 200,000 shares of Common Stock. Non-employee directors may be granted awards for no more than 10,000 shares of Common Stock as a consequence of their appointment to our Board. Thereafter, non-employee directors may be granted awards for no more than 3,000 shares of Common Stock in any one calendar year. These limits are subject to adjustment as provided in the 2005 Plan.

     Full Value Awards. Full value awards made under the 2005 Plan which vest on the basis of a participant’s continued employment with or provision of service to the Company shall not vest any more rapidly than annual pro rata vesting over a 3 year period. Full value awards made under the plan which vest upon the attainment of performance goals shall provide for a performance period of at least 12 months. Full value awards for up to 5% of the total shares authorized under the plan may be granted without either of these two restrictions. Under the plan, a “full value award” means an award other than an incentive stock option, nonqualified stock option, a stock appreciation right settled in cash, or an award for which the participant pays at least the fair market value for the shares of Common Stock subject thereto, determined on the date of grant of the award (in cash or other consideration designated as acceptable by the Committee).

     Eligibility. Only key employees, including those of our subsidiaries, and non-employee directors are eligible to participate in the 2005 Plan.

     Awards. The 2005 Plan provides for the grant of options (including non-statutory options), stock appreciation rights, stock units, stock awards, bonus shares, dividend equivalents, cash-based awards or other awards based on, measured by or payable in Common Stock.

     Options. Incentive stock options and nonqualified stock options may be granted under the 2005 Plan, either alone or in combination with other awards. The terms of any option grant generally are determined by the Committee. The price at which a share may be purchased under an option may not be less than the fair market value of a share on the date the option is granted. Fair market value generally means the closing price of our Common Stock on the New York Stock Exchange on the date of grant. The plan provides that the term of an option cannot exceed ten years. Options under the plan shall vest in accordance the terms and conditions determined by the Committee, which may accelerate the exercisability of an option at any time for any reason. Incentive stock options must comply in all respects with the provisions of Section 422 of the Internal Revenue Code.

     Stock Appreciation Rights. Stock appreciation rights entitle a participant to receive either cash or stock from the Company in an amount determined by multiplying the difference between the fair market value of the shares on the date of exercise and the fair market value on the date of grant by the number of shares subject to the award. The terms of any grant of stock appreciation rights are determined by the Committee. Stock appreciation rights may be granted in tandem with an option or alone. The grant price of a tandem stock appreciation right is equal to the exercise price of the related option, and the grant price of a freestanding stock appreciation right is equal to the fair market value of the Common Stock on the grant date.

     Stock Units. Stock units reflect a right to receive shares of stock, cash based on the value of a share of stock or a combination of both. The terms of any grant of stock units are determined by the Committee. Participants holding stock units may be permitted to receive dividends paid with respect to underlying shares or dividend equivalents, subject to such terms and conditions as may be applied.

     Stock Awards. Shares of Common Stock may be awarded to participants upon such terms and conditions as the Committee may determine, subject to restrictions or no restrictions, as determined by the Committee. Stock awards may be issued for cash consideration or for no cash consideration. The Committee may establish conditions under which restrictions on stock awards shall lapse over a period of time or according to other criteria, including performance criteria, as the Committee may determine.

     Performance Based Awards. Performance based awards entitle the participant to receive shares of Common Stock or cash upon the attainment of performance goals and satisfaction of other terms and conditions specified in the grant. The Committee shall determine the terms of any performance based award. Unless and until the Committee determines that an award shall not be designed to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, the maximum aggregate number of shares of Common Stock with respect to which each type of award grantable under the Plan may be granted to any one participant during any calendar year shall be 100,000 shares, plus the amount of the plus the individual’s unused award limit at the close of the previous calendar year.

     Performance Goals. Performance based awards may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code, including the following: (a) market price of Common Stock; (b) cash flow; (c) reserve value; (d) net asset value; (e) earnings; (f) net income (before or after taxes); (g) operating income; (h) cash flows from operations; (i) revenue; (j) gross or operating margins; (k) earnings before or after interest, taxes, depreciation and/or amortization; (l) net capital employed; (m) return on assets; (n) economic value added; (o) stockholder return; (p) earnings per share; (q) reserve replacement;

(r) return on equity; (s) return on capital employed; (t) production; (u) assets; (v) unit volume; (w) sales; (x) market share; (y) finding and development costs; (z) overhead costs; (aa) general and administration expense; (bb) net sales or revenue growth; (cc) return on sales or revenue; (dd) cash flow return on equity; (ee) productivity ratios; (ff) expense targets; (gg) operating efficiency; (hh) customer satisfaction; (ii) working capital targets; or (jj) strategic business criteria consisting of one or more objectives based on meeting specified goals relating to acquisitions or divestitures. The targeted level or levels of performance with respect to applicable goals may be established at such levels and in such terms as the Committee may determine. Performance goals may relate to one or more regions or districts or may relate to the performance of the Company as a whole, individual performance, or any combination of the foregoing. Performance goals need not be uniform as among participants.

     Other Stock-Based Awards. Awards not otherwise specified in the 2005 Plan that are based on, measured by, or payable in Common Stock may be granted on terms and conditions as the Committee may determine. Such awards may be payable in cash, Common Stock, or a combination of the two.

     Cash Bonus Awards. The Committee may grant awards under the 2005 Plan entitling a participant to receive cash based upon performance by the Company, specified subsidiaries, the participant, or any other factors designated by the Committee. The Committee shall determine the terms and conditions of such awards.

     Repricing Prohibited. The 2005 Plan prohibits the Committee from repricing options or SARs and prohibits the Board from amending the plan to permit such repricing, unless the stockholders of the Company provide prior approval for such repricing.

     Tax Withholding. The Company may specify the terms and conditions on which any award recipient must satisfy any tax obligations occurring under federal, state, local or foreign law, and may withhold issuance of any shares of Common Stock until such terms and conditions are met.

     Transferability. Awards granted under the 2005 Plan are generally not transferable or assignable, except by will or the laws of descent and distribution. However, participants may be permitted to assign or transfer nonqualified stock options granted under the plan to family members or family trusts or other awards under the plan incident to a divorce to the extent allowed by the Committee in its discretion.

     Adjustments. If (a) if there is any change in the number or kind of shares of the Company’s stock outstanding by reason of a stock dividend, spin-off, recapitalization, stock split, combination or exchange of shares, merger, reorganization, consolidation, reclassification or change in par value, (b) if any other extraordinary or unusual event shall occur affecting outstanding Common Stock as a class without the Company’s receipt of consideration, (c) if the value of outstanding shares of Stock is reduced as a result of a spin-off or the Company’s payment of an extraordinary cash dividend or non-cash distribution by the Company, then to preclude the enlargement or dilution of rights under awards pursuant to the 2005 Plan, the Committee may adjust (i) the maximum number and kind of shares of stock available for issuance under the plan, available for issuance as Full Value Awards or for which any individual may receive awards or dividend equivalents in any year, (ii) the number and kind of shares of stock covered by outstanding awards and (iii) the price per share or the applicable market value or performance target of awards granted under the plan.

     Change in Control. Upon a change in control, all outstanding options and SARs shall be fully exercisable and restrictions on outstanding stock units, stock awards, dividend equivalents and other stock-based awards shall lapse either as of the date of the Change in Control or such other date as the Committee may specify. If the Company does not survive a change in control (or survives only as a subsidiary of another corporation), all outstanding options and SARs not exercised prior to the change in control shall be assumed by, or replaced with comparable awards by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other awards shall remain outstanding after the change in control and be converted to comparable awards of the surviving corporation (or a parent or subsidiary of the surviving corporation). Such assumption or replacement shall take place either as of the date of the change in control or such other date as the Committee may specify. Notwithstanding the foregoing, upon a change in control and without the consent of any participant, the Committee may require participants to (i) surrender their outstanding options and SARs in exchange for payment by the Company of cash, stock, or a combination of the two (as determined by the Committee) in an amount equal to the spread between the then current fair market value and exercise or grant price of the shares of Common Stock which are subject to the unexercised options and SARs and (ii) receive payment in settlement of stock units, stock awards, dividend equivalents, or other stock-based awards held by them, in such amount and form and on such terms as may be determined by the Committee. Such surrender or settlement shall take place either as of the date of the change in control or such other date as the Committee may specify. The Committee may provide in an award that a sale or other transaction involving a subsidiary or other business unit of the Company shall be considered a change in control for purposes of the award. The 2005 Plan provides that the Committee making the change in control determinations above must be composed of the same members who served on the Committee immediately before the change in control. If not, the automatic change in control provisions above shall apply and the Committee shall have no discretion to vary them.

     Amendment and Termination. The 2005 Plan may be amended, suspended or terminated by the Board of Directors, subject to applicable law, regulation or stock exchange rules, including those that would require stockholder approval for amendment or change. No amendment or termination of the plan shall, without the consent of a participant, materially impair any rights or obligations under any award previously made to the participant, unless such right has been reserved in the plan or the applicable award. The plan provides that the Committee may revoke any award under the plan if it is contrary to law, governmental regulation, or stock exchange requirements or modify an award to bring it into compliance with any government regulation or stock exchange requirements. The plan shall terminate ten years after approval by the stockholders, unless sooner terminated as provided in the plan. Termination would not affect grants and awards then outstanding.

     Death, Disability Retirement and Other Termination. Unless otherwise determined by the Committee, upon a participant’s death, any option or SAR granted to the participant shall vest immediately on the date of death and may be exercised by the participant’s estate, or whomever acquires the right to exercise the option or SAR by bequest or inheritance, within the sooner of the remaining option or SAR term or one year. If the participant’s employment terminated prior to his or her death, such options and SARs are exercisable only to the extent any rights exercisable on the date of termination of employment remain exercisable on the date of death. Unless otherwise determined by the Committee, upon a participant’s death, all stock units, stock awards, dividend equivalents, other stock-based awards and cash bonus awards not previously canceled shall vest immediately.

     Unless otherwise determined by the Committee, options and SARs granted to an employee ceases to vest when the employee’s service with the Company terminates, except when service terminates because of disability or retirement under the normal or early retirement provisions of a Company pension or retirement plan. In that case, if the employee has served continuously with the Company for ten or more years, his or her options or SARs continue to vest in accordance with their terms following termination of employment. However, if the former employee engages in an activity in competition with the Company, all non-vested options and SARs held by the former employee will cease to vest. No portion of any option or SAR granted to a non-employee director will vest after that director’s service on the Board has terminated for any reason.

     Unless an award of stock units, stock awards, dividend equivalents, other stock-based awards or cash bonus awards provides for vesting upon disability, retirement, or other termination of employment or service, upon any such termination of employment or service prior to vesting of the award, all such outstanding and unvested awards to the participant shall be canceled, shall not vest, and shall be returned to the Company.

     Deferral. The Committee may permit or require a participant to defer receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to the participant in connection with any award.

     Effective Date. The 2005 Plan shall become effective the date it is approved by stockholders.

Tax Consequences of the 2005 Plan

United States Federal Income Tax Consequences

     The following summarizes certain U.S. federal income tax consequences of the issuance and receipt of awards under the 2005 Plan under applicable law in effect as of the date of this proxy statement. This summary does not purport to cover all federal employment tax or other federal tax consequences that may be associated with the plan, nor does it cover state or local taxes.

     Non-Qualified Options. A participant will not have taxable income upon the grant of a non-qualified option. Upon the exercise of a non-qualified option, the participant will recognize ordinary income equal to the difference between (i) one share of stock valued at the closing price on the day the option is exercised and (ii) the exercise price of one share, times the number of shares exercised. If a participant elects to defer the receipt of shares issuable upon the exercise of a non-qualified option pursuant to an irrevocable election made sufficiently in advance of the exercise date to satisfy IRS guidelines and the deferral otherwise satisfies the requirements of Section 409A of the Code, such exercise should not be taxable. Rather, taxation should be postponed until the deferred shares become payable. At that time, the participant will recognize ordinary income equal to the value of the deferred shares then payable. The tax law is not settled with respect to option deferrals and there is no guarantee that the IRS will not seek to challenge this treatment, or how a court might rule. A participant will be subject to income tax withholding at the time the ordinary income is recognized. Non-qualified stock options are designed to provide the Company with a deduction equal to the amount of ordinary income recognized by the participant at the time of the recognition by the participant, subject to the deduction limitations discussed below. The subsequent sale of shares received by a participant upon exercise of a non-qualified stock option generally will give rise to capital gain or loss equal to the difference between the sale price and the sum of the exercise price paid for the shares plus the ordinary income recognized with respect to shares. Such capital gains will be taxable as long-term capital gains if the participant holds the shares for more than one year.

     Stock Appreciation Rights (SARs). The grant of a SAR is generally not a taxable event for a participant. Upon exercise of the SAR, a participant will generally recognize ordinary income equal to the amount of cash and/or the fair market value of any shares received. A participant will be subject to income tax withholding at the time the ordinary income is recognized. Subject to the deduction limitations discussed below, the Company generally will be entitled to a tax deduction at the time of income recognition by the participant in an amount equal to the amount the participant is required to include in income with respect to the SAR. If the SAR is settled in shares, the participant’s subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income recognized when the participant received the shares. Such capital gains will be taxable as long-term capital gains if the participant held the shares for more than one year.

     Stock Awards. If there are no restrictions on a stock award or if the restrictions on a stock award are not of a nature that the shares are both subject to a substantial risk of forfeiture and not freely transferable (within the meaning of Section 83 of the Code) the participant will recognize ordinary income for federal income tax purposes at the time of the transfer of the shares in an amount equal to the fair market value of the shares of stock on the date of the transfer, less any amount paid for the shares. A participant will be subject to income tax withholding at the time the ordinary income is recognized. The Company generally will be entitled to a deduction at that time in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations discussed below.

     If restrictions on a grant of a stock award are of a nature that the shares are both subject to a substantial risk of forfeiture and are not freely transferable within the meaning of Section 83 of the Code, the tax consequences of the grant of restricted stock depends upon whether or not a participant elects under Section 83(b) of the Code to be taxed at the time of the grant. If no election is made, the participant will not recognize taxable income at the time of the grant of the restricted stock. When the restrictions lapse, the participant will recognize ordinary income equal to the value (determined on the lapse date) of the restricted stock, less any amount paid for the shares. If the Section 83(b) election is made, the participant will recognize ordinary income at the time of the grant of the restricted stock equal to the value of the stock at that time, determined without regard to any of the restrictions, less any amount paid for the shares. If the restricted stock is forfeited before the restrictions lapse, the participant will generally be entitled to no deduction on account of the forfeiture. Dividends paid before the restrictions lapse will be taxable as ordinary income at the time paid, unless a Section 83(b) election was made. A participant will be subject to income tax withholding at the time the ordinary income (including any dividends taxed as ordinary income) is recognized. The Company generally will be entitled to a tax deduction at the time of income recognition by the participant in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations discussed below. A subsequent sale of restricted stock generally will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income the participant recognized with respect to the stock plus any amount paid for the shares. Such capital gains will be taxable as long-term capital gains if the participant holds the stock for more than one year. The holding period to determine whether a participant has long-term or short-term capital gain or loss on a subsequent sale generally begins when the stock restrictions lapse, or on the date of grant if the participant made a valid Section 83(b) election.

     Stock Units. A participant will not have taxable income upon the grant of a stock unit. Rather, taxation will be postponed until the stock becomes payable which will be either immediately following the lapse of the restrictions on the stock units or, if the participant has elected deferral to a later date, such later date. At that time, the participant will recognize ordinary income equal to the value of the amount then payable. A participant will be subject to income tax withholding at the time the ordinary income (including any dividend equivalents taxed as ordinary income) is recognized. The Company generally will be entitled to a tax deduction at the time of income recognition by the participant in an amount equal to the amount the participant is required to include in income with respect to the stock unit, subject to the deduction limitations discussed below. If a stock unit is settled in shares, subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income recognized when the participant received the shares. Such capital gains will be taxable as long-term capital gains if the participant holds the stock for more than one year.

     Other Stock-Based Awards. The tax treatment of other stock-based awards will depend on the type of award. As a general rule, taxation generally will be imposed at the time of vesting of such an award, and ordinary income will generally equal the fair market value of the award at the time of vesting. A participant will be subject to income tax withholding at the time the ordinary income is recognized. Subject to the deduction limitations discussed below, the Company generally will be entitled to a tax deduction at the time of income recognition by the participant in an amount equal to the amount the participant is required to include in income with respect to the award.

     Cash Bonus Awards. Generally, a participant will recognize ordinary income upon the receipt of a cash bonus award in an amount equal to the aggregate amount of cash received. A participant will be subject to income tax withholding at the time the ordinary income is recognized. Subject to the deduction limitations discussed below, the Company generally will be entitled to a corresponding tax deduction equal to the amount of cash bonus includible in the participant’s income.

     Dividend Equivalents. Generally, a participant will recognize ordinary income upon the payment of any dividend equivalents paid with respect to an award in an amount equal to the cash the participant receives. A participant who is an employee will be subject to income tax withholding at the time the ordinary income is recognized. Subject to the deduction limitations discussed below, the Company generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

     Deduction Limitations. In general, under Section 162(m) of the Code, remuneration paid by a public corporation to its chief executive officer or any of its other top four named executive officers, ranked by pay, is not deductible to the extent it exceeds one million dollars ($1,000,000) for any year. Taxable payments or benefits under the 2005 Plan may be subject to this deduction limit. However, under Section 162(m) of the Code, qualifying performance-based compensation, including income from stock options and other performance-based awards that are made under stockholder approved plans and that meet certain other requirements, is exempt from the deduction limitation. The plan has been designed so that the Committee in its discretion may grant awards under the plan that satisfy the qualifying performance-based compensation exemption to Section 162(m) of the Code.

     Application of Code section 409A. Recently enacted Section 409A of the Code imposes an additional 20% tax and interest on an individual receiving nonqualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A of the Code, “nonqualified deferred compensation” includes equity-based incentive programs, including some stock options, stock appreciation rights, and stock unit programs. Generally speaking, Code section 409A does not apply to incentive stock options, nonqualified stock options granted at fair market value if no deferral is provided beyond exercise, or restricted stock. In limited circumstances, SARs are exempt from Section 409A of the Code. Awards made pursuant to the plan are expected to be designed to comply with the requirements of Section 409A of the Code to the extent they are not exempt from coverage. However, if the plan or an award fails to comply with Section 409A of the Code, a participant could be subject to the additional taxes and interest.

Canadian Federal Income Tax Consequences

     The following summarizes certain Canadian federal income tax consequences of the issuance and receipt of awards under the 2005 Plan under applicable law in effect as of the date of this proxy statement. This summary does not purport to cover all federal employment tax or other federal tax consequences that may be associated with the plan, nor does it cover provincial or local taxes or address the tax consequences of the transfer of options and stock appreciation rights.

     Stock Options. Under present Canadian federal income tax laws, the grant of stock options creates no tax consequences for the recipient or the Company. Generally, unless a deferral election as described below is filed, the recipient will recognize income on the date of exercise of a stock option equal to the “spread” between the exercise price and the fair market value of the Common Stock on the date of exercise. Where certain conditions are satisfied, including that the Common Stock issued under the 2005 Plan is listed on the New York Stock Exchange (or other prescribed stock exchange) and that the Common Stock qualifies as “prescribed shares” at the time of its issue, the recipient may be entitled to elect to defer the taxation of the spread until the year of disposition of the Common Stock or, if earlier, the year the recipient dies or ceases to be resident in Canada. This deferral election is subject to an annual Cdn.$100,000 vesting limit based on the fair market value of the Common Stock at the time of grant. Regardless of whether the above deferral election is filed, the amount paid for the Common Stock plus the spread will generally constitute the tax cost of the Common Stock for computing the capital gain or capital loss on its subsequent sale. If Common Stock issued under the plan qualifies as “prescribed shares” at the time of its issue, the recipient may deduct from the income recognized one-half of the amount of the income.

     Stock Appreciation Rights. Generally, the same tax consequences as described above with respect to the exercise of stock options will apply to the exercise of stock appreciation rights except that, while the matter is not free from doubt, the deferral election would not be available in respect of any Common Stock acquired on the exercise of stock appreciation rights. Where a recipient acquires Common Stock upon the exercise of a stock appreciation right, the amount included in income will be added in computing the adjusted cost base to him or her of such Common Stock.

     Restricted Stock. Generally, a recipient will recognize as income for the year in which restricted stock is awarded under the 2005 Plan the amount, if any, by which the value upon issuance of the Common Stock exceeds the amount, if any, paid for such Common Stock. Where a recipient acquires Common Stock pursuant to an award of restricted stock under the plan, the amount included in income will be added in computing the adjusted cost base to him or her of such Common Stock.

Plan Benefits

     The future benefits or amounts that would be received under the 2005 Plan by executive officers, non-executive directors and non-executive officer employees are discretionary and are therefore not determinable at this time. In addition, the benefits or amounts that would have been received by or allocated to such persons for the last completed fiscal year if the plan had been in effect cannot be determined.

Vote Required and Recommendation of the Board of Directors

     Required Affirmative Vote. The affirmative vote of a majority of votes cast at the annual meeting either in person or by proxy with respect to the approval of the 2005 Stock Incentive Plan is required to approve the 2005 Stock Incentive Plan.

     Recommendation of the Board of Directors. The Board of Directors recommends a vote “FOR” approval of the 2005 Stock Incentive Plan. Proxies solicited by the Board of Directors will be voted in favor of the proposal unless stockholders specify otherwise.

Item 3 Approval of Increase in Shares For Issuance Under the
Company’s Employee Stock Purchase Plan

     Subject to approval by stockholders, the Board of Directors approved and adopted an increase from 2,000,000 to 4,000,000 in the aggregate number of shares of Common Stock of the Company available for issuance under the Company’s Employee Stock Purchase Plan (the “Stock Purchase Plan”) and of Exchangeable Preference Shares of our subsidiary, Lafarge Canada Inc., available for issuance under any plan of Lafarge Canada Inc. determined to be comparable to the Stock Purchase Plan. As of March 1, 2005, the aggregate number of shares remaining available for issuance under the Stock Purchase Plan and Lafarge Canada Inc.’s comparable plan was approximately 415,000

     The purpose of the Stock Purchase Plan is to provide employees of the Company and its subsidiaries with an opportunity to acquire a proprietary interest in the Company through the regular and systematic purchase of the Company’s Common Stock through voluntary payroll deductions, and thus to develop a stronger incentive to work for the continued success of the Company and its subsidiaries. In 2004, approximately 142,000 shares of Common Stock were issued to employees of the Company pursuant to the Stock Purchase Plan.

Summary of the Stock Purchase Plan, as amended effective June 1, 2005

     The following is a summary of the Stock Purchase Plan as recently amended by the Board of Directors, effective June 1, 2005. This summary is qualified in its entirety by reference to the full text of the Stock Purchase Plan set forth in Appendix B to this proxy statement.

     Eligibility. Participation in the Stock Purchase Plan is open to employees of the Company or its participating subsidiaries whose customary employment exceeds 20 hours per week and five months in any calendar year. No employee may participate in the Stock Purchase Plan if after grant of an option under the Stock Purchase Plan the employee would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary corporation of the Company. No employee may purchase shares under the Stock Purchase Plan at a rate which exceeds $25,000 per calendar year. Eligible employees become participants in the Stock Purchase Plan by filing with the Company an enrollment agreement authorizing payroll deductions on a date set by the Committee prior to the applicable offering period. As of March 1, 2005, approximately 15,300 employees of the Company and its subsidiaries, including 12 executive officers, were eligible to participate in the Stock Purchase Plan.

     Administration. The Stock Purchase Plan shall be administered by a committee of three or more employees of the Company appointed by the Board of Directors. Such committee has full power to interpret the Stock Purchase Plan and the decisions of such committee are final and binding upon all participants. Fees and expenses incurred in connection with the administration of the Stock Purchase Plan are paid by the Company.

     Amendment and Termination of the Stock Purchase Plan. Either the Board of Directors or the Management Development and Compensation Committee of the Board may amend the Stock Purchase Plan at any time without stockholder approval, except that stockholder approval is required for any amendment that increases the aggregate number of shares of Common Stock which may be issued under the Stock Purchase Plan (other than certain adjustments upon changes in Common Stock as provided in the Stock Purchase Plan) or an amendment that changes the designation of corporations whose employees may participate in the Stock Purchase Plan. The Board of Directors may terminate the Stock Purchase Plan at any time without stockholder approval.

     Participation in an Offering. Effective June 1, 2005, the Stock Purchase Plan is implemented by offering periods lasting for six months. The duration and timing of offering periods may be changed or modified by the Benefit Plan Design Committee. The first six month offering period commences on June 1, 2005. Prior to June 1, 2005, each offering period lasted one year. The Stock Purchase Plan was amended on February 4, 2005 to reduce offering periods from one year to six months. Every six months on the last trading day of each offering period Common Stock is purchased under the Stock Purchase Plan unless the participant becomes ineligible, withdraws or terminates employment earlier. To participate in the Stock Purchase Plan, each eligible employee must authorize payroll deductions pursuant to the Stock Purchase Plan. During any year, such payroll deductions may not exceed $10,000 and also are subject to the limitations discussed above. Subject to these limitations, a participant may increase or decrease his or her rate of contribution through payroll deductions at any time. Each participant who has elected to participate is automatically granted an option to purchase shares of Common Stock on the first trading day of the offering period. The option expires at the end of the offering period, upon termination of employment, or if the employee becomes ineligible, whichever is earlier, but is exercised at the end of each offering period to the extent of the payroll deductions accumulated during such offering period.

     Holding Period. Unless changed by the Benefit Plan Design Committee, effective June 1, 2005 participants must hold shares of Common Stock they receive pursuant to the Stock Purchase Plan for at least twelve months from the end of the applicable offering period.

     Purchase Price, Shares Purchased. Under the Stock Purchase Plan as amended effective June 1, 2005, at the beginning of an offering period, a participant will elect the total amount of payroll deductions to be withheld from the participant’s compensation during the offering period, subject to the annual limits discussed above. At the end of the offering period, the participant will purchase that number of shares equal to the participant’s accumulated payroll deductions divided by 85% of the fair market value of a share of Common Stock at the end of the offering period. On February 18, 2005, the closing price per share of Company Common Stock was $59.65.

     Termination of Employment. Termination of a participant’s employment for any reason, including death, immediately cancels his or her option and participation in the Stock Purchase Plan. In such event, the payroll deductions credited to the participant’s account will be returned without interest to him or her or, in the case of death, to the person or persons entitled to those deductions.

     Adjustments Upon Changes in Capitalization, Merger or Sale of Assets. Upon a split, dividend or combination of Common Stock, the maximum number of shares available under the Stock Purchase Plan and the maximum number of shares which may be purchased in an offering period by a participant will be increased or decreased proportionately. Upon a reclassification of Common Stock not covered by the foregoing or in the event of a liquidation or reorganization of the Company, including a merger, consolidation or sale of assets, the Board of Directors may, in its discretion, adjust the number, purchase price or kind of shares that are covered by outstanding rights under the Stock Purchase Plan, or amend the terms and conditions of an offering, including, without limitation, closing an offering early and permitting purchase on the last business day of such reduced offering period, or terminating an offering and refunding participants’ account balances.

     Withdrawal. A participant may withdraw from the Stock Purchase Plan during an offering period in the manner required by the committee administering the Stock Purchase Plan.

Tax Consequences of the Stock Purchase Plan

     United States Federal Income Tax Consequences. The Stock Purchase Plan, and the right of participants to make purchases thereunder, should qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code of 1986, as amended. Under these provisions, no income will be taxable to a participant in connection with Common Stock issuable under the Stock Purchase Plan until the shares purchased under the Stock Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the beginning of the applicable offering period and more than one year from the date of transfer of the shares to the participant, then the participant generally will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (ii) an amount equal to 15% of the fair market value of the shares as of the beginning of the applicable offering period. Any additional gain should be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period described above. In all other cases, no deduction is allowed to the Company.

     Canadian Federal Income Tax Consequences. The following is a summary of the principal Canadian federal income tax consequences to employees resident in Canada of participation in the Stock Purchase Plan.

     Amounts withheld pursuant to the payroll deduction authorization executed by a participating employee will be included in the employee’s income for the taxation year in which such amounts would otherwise have been paid to the employee. The grant of an option to an employee will not give rise to a taxable benefit to the employee. Where in a taxation year an employee acquires Common Stock on the exercise of an option, the amount by which the value of such shares at that time exceeds the amount paid therefore by him or her will be deemed to be a benefit to the employee and included in computing his or her income. The amount so included in the employee’s income will be added in computing the adjusted cost base to him or her of the Common Stock.

     The foregoing is only a summary of the effect of United States federal and Canadian income taxation upon participants and the Company with respect to the shares purchased under the Stock Purchase Plan. It does not purport to be complete, and does not discuss the tax consequences arising in the context of a participant’s death or the income tax laws of any municipality, state or foreign country in which the participant’s income or gain may be taxable.

Plan Benefits

     Because benefits under the Stock Purchase Plan will depend on employees’ elections to participate and the fair market value of Common Stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees under the Stock Purchase Plan. The Company’s non-employee directors are not eligible to participate in the Stock Purchase Plan.

Vote Required and Recommendation of the Board of Directors

     Required Affirmative Vote. The affirmative vote of a majority of votes cast at the annual meeting either in person or by proxy with respect to the approval of the an increase in the number of shares available for issuance under the Stock Purchase Plan is required to approve such increase.

     Recommendation of the Board of Directors. The Board of Directors recommends a vote “FOR” approval of the increase in the number of shares available for issuance under the Stock Purchase Plan. Proxies solicited by the Board of Directors will be voted in favor of the proposal unless stockholders specify otherwise.

Other Matters

Are other matters to be considered at the annual meeting?

     The Company does not expect any other matters to be presented for consideration at the annual meeting other than those matters described within this proxy statement. If any other matters are presented for consideration, the persons named in the enclosed proxy intend to vote in accordance with their judgment on each matter considered.

When must stockholder proposals for the 2006 annual meeting be submitted?

     The Company expects to hold the 2006 annual meeting during the last week of April 2006. Stockholders interested in submitting a proposal for inclusion in the proxy materials for the Company’s 2006 annual meeting may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received at the Company’s principal executive office no later than November 18, 2005. In addition, under the SEC’s Rule 14a-4, the persons named in the proxy for the 2006 annual meeting may vote in their discretion with respect to any stockholder proposal that is not submitted to the Company on or before February 9, 2006.

Who will bear the cost of soliciting proxies for the annual meeting?

     The Company will bear the cost of soliciting proxies for the annual meeting. In addition to solicitation by mail, certain officers and employees of the Company, who will receive no additional compensation for their services, may solicit proxies in person or by telephone or telefax.

How do I obtain a copy of the Company’s Form 10-K Annual Report?

     The Company will send the Company’s Annual Report on Form 10-K without charge to any stockholder who requests a copy in writing. Please direct your request to L. Philip McClendon, Senior Vice President – General Counsel and Secretary, Lafarge North America Inc., 12950 Worldgate Drive, Herndon, Virginia 20170. The Company’s Annual Report on Form 10-K is also available electronically without charge on our website, www.lafargenorthamerica.com.

By Order of the Board of Directors

L. Philip McClendon
Senior Vice President – General Counsel
and Secretary

Herndon, Virginia
March 15, 2005

APPENDIX A

LAFARGE NORTH AMERICA INC.
2005 STOCK INCENTIVE PLAN

1. Purpose

The purpose of the Lafarge North America Inc. 2005 Stock Incentive Plan (the “Plan”) is to provide designated employees of Lafarge North America Inc. and its subsidiaries (collectively the “Company”) and non-employee members of the Board of Directors of the Company with the opportunity to receive equity incentive compensation. The Company believes that the Plan will (i) help closely align the interests of Plan participants with Company stockholders to generate a strong incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders; (ii) provide participants with a proprietary ownership interest in the Company commensurate with Company performance, as reflected in increased stockholder value; (iii) maintain competitive compensation levels, thereby attracting and retaining highly competent and talented employees and directors; and (iv) provide an incentive to employees and directors for continued service with the Company. The Plan will be effective as of the date adopted by the Board of Directors, subject to approval by the stockholders of the Company. Upon the Effective Date of the Plan, the authority to grant new awards under the Company’s 2002 Stock Option Plan shall terminate.

2. Definitions

Whenever used in this Plan, the following terms will have the respective meanings set forth below:

(a) “Award” means an Option, Stock Appreciation Right, Stock Unit, Stock Award, Bonus Shares, Dividend Equivalent or Other Stock-Based Award or Cash Bonus Award granted under the Plan.

(b) “Award Agreement” means either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such an Award.

(c) “Board” means the Company’s Board of Directors.

(d) “Bonus Shares” means a grant of shares of Stock described in Section 13.

(e) “Cash Bonus Award” means a grant described in Section 13A.

(f) “Change in Control” shall be deemed to have occurred if:

(i)	at the end of any 12-month period, “Continuing Directors” no longer constitute a majority of the Board; the term “Continuing Director” means any individual who is a member of the Board on the date hereof or was nominated for election as a director by, or whose nomination as a director was approved by, the Board with the affirmative vote of a majority of the Continuing Directors;

(ii)	any person or group of persons (as defined in Rule 13d-5 under the Exchange Act) together with such person’s or its affiliates, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership, directly or indirectly, of 35% or more of the voting power of the Company’s then outstanding securities entitled generally to vote for the election of the Company’s directors;

(iii)	any person or group of persons (as defined in Rule 13d-5 under the Exchange Act) together with such person’s or its affiliates, becomes the owner, directly or indirectly, of 50% or more of the total fair market value or total voting power of the Company; provided that if one or more person acting as a group is considered to own more than 50% of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Control;

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(iv)	any person or group of persons (as defined in Rule 13d-5 under the Exchange Act) together with such person’s or its affiliates, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets of the Company that have a “Gross Fair Market Value equal to or more than 40% of the total “gross fair market value” of all of the assets of the Company immediately prior to such acquisition or acquisitions; the term “Gross Fair Market Value” means the value of the assets of the Company or the value of the assets disposed of, without regard to any liabilities associated with such assets, all or substantially all of the assets of the Company or the liquidation or dissolution of the Company.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Committee” means (i) with respect to Awards to Employees, the Management Development and Compensation Committee of the Board, a subcommittee thereof, or another committee appointed by the Board to administer the Plan, or its delegate, and (ii) with respect to Awards made to Non-Employee Directors, the Board Governance Committee of the Board, a subcommittee thereof, or another committee appointed by the Board to administer the Plan with respect to Non-Employee Directors, or its delegate.

(i) “Company” means Lafarge North America Inc. and its subsidiaries.

(j) “Competitive Activity” means (i) engaging directly or indirectly, alone or as a shareholder, partner, director, officer, member, manager, employee of or consultant to any other business organization, in any business activities in North America that relate to the manufacture, sale, marketing or distribution of cement, ready-mixed concrete, other concrete products, asphalt, construction materials, aggregates, gypsum wallboard or related products or any other products that may be manufactured, sold, marketed or distributed by the Company or its affiliates at the time of termination of the Employee’s employment (the “Designated Industry”); (ii) directly or indirectly soliciting or encouraging any customer of the Company or its affiliates to divert its business to any competitor of the Company; (iii) directly or indirectly soliciting or encouraging any director, officer, employee of or consultant to the Company or its affiliates to end his or her relationship with the Company or an affiliate or to commence any such relationship with any competitor of the Company; or (iv) divulging to any person or entity other than the Company and its affiliates any proprietary or confidential information of the Company and its affiliates without the prior written permission of the Company. “Competitive Activity” shall not include the ownership of less than five percent of the common stock of a publicly traded corporation conducting business activities in the Designated Industry.

(k) “Dividend Equivalent” means an Award described in Section 12.

(l) “Effective Date” of the Plan means the date the Plan is approved by the stockholders of the Company.

(m) “Employee” means an employee of the Company (including an officer or director who is also an employee).

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Exercise Price” means the per share price at which shares of Stock may be purchased under an Option, as designated by the Committee.

(p) “Fair Market Value” of Stock means, unless the Committee determines otherwise with respect to a particular Award, the closing sales price on the date of the Award or on the next business day, if such day is not a business day, or if no trading occurred on such day, then on the first day preceding such day on which trading occurred, of a share of Stock traded on the New York Stock Exchange, or any other public securities market selected by the Committee; provided, however, that, if shares of Stock shall not have been traded on the New York Stock Exchange or other public securities market for more than 10 days immediately preceding such date or if deemed appropriate by the Committee for any other reason, the Fair Market Value of shares of Stock shall be as determined by the Committee in such other manner as it may deem appropriate. In no event shall the Fair Market Value of any share of Stock be less than its par value.

(q) “Full Value Award” means an Award other than an Incentive Stock Option, Nonqualified Stock Option, a Stock Appreciation Right settled in cash, or an Award for which the Participant pays at least the Fair Market Value

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for the shares of Stock subject thereto, determined on the date of grant of the Award (in cash or other consideration designated as acceptable by the Committee).

(r) “Incentive Stock Option” means an Option that is intended to meet the requirements of an incentive stock option under Section 422 of the Code.

(s) “Non-Employee Director” means a member of the Board who is not an employee of the Company.

(t) “Nonqualified Stock Option” means an Option that is not intended to meet the requirements of an incentive stock option under Section 422 of the Code.

(u) “Option” means an Award to purchase shares of Stock described in Section 7.

(v) “Other Stock-Based Award” means any Award based on, measured by or payable in Stock (other than an Award described in Section 7, 8, 9, 10, 11, or 12 of the Plan) described in Section 13.

(w) “Participant” means an Employee or Non-Employee Director designated by the Committee to participate in the Plan.

(x) “Plan” means this Lafarge North America Inc. 2005 Stock Incentive Plan, as in effect from time to time.

(y) “Stock” means the common stock of the Company or any successor security.

(z) “Stock Appreciation Right” means an Award described in Section 8.

(aa) “Stock Award” means an Award of Stock described in Section 10 and may be in the form of performance shares that vest based on performance or restricted shares that vest over time.

(bb) “Stock Unit” means an Award of a unit representing a share of Stock described in Section 9 and may be in the form of phantom units that vest based on performance or that vest over time.

3. Administration

(a) Committee. The Plan shall be administered and interpreted by the Management Development and Compensation Committee with respect to Awards to Employees. The Plan shall be administered and interpreted by the Board Governance Committee with respect to Awards to Non-Employee Directors. The Committee, as applicable, that has authority with respect to a specific Award shall be referred to as the “Committee” with respect to that Award. Ministerial functions under the Plan may be performed by officers or other Employees, subject to such terms as the Committee may determine.

(b) Committee Authority. The Committee shall have the full power and express authority to (i) administer and interpret the Plan, (ii) make factual determinations, (iii) adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business, (iv) determine the Participants to whom Awards shall be made under the Plan, (v) determine the type, size and terms and other conditions of the Awards to be made to each such Participant, (vi) determine the time when the Awards will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (vii) amend the terms and conditions of any previously issued Award, subject to the provisions of Section 21, and (viii) deal with any other matters arising under the Plan.

(c) Committee Determinations. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be final, conclusive, and binding on all persons having any interest in the Plan or in any Awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, in keeping with the objectives of the Plan, and need not be uniform as to similarly situated Participants.

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(d) Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer of the Company or other Employee, the Company’s independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or Employee acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan or any Award, and all members of the Committee and any Senior Officer or other Employee acting on behalf of the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

4. Awards

(a) Types of Awards. Awards under the Plan may consist of Options described in Section 7, Stock Appreciation Rights described in Section 8, Stock Units described in Section 9, Stock Awards described in Section 10, Bonus Shares described in Section 11, Dividend Equivalents described in Section 12, Other Stock-Based Awards described in Section 13 and Cash Bonus Awards described in Section 13A. All Awards shall be subject to such terms and conditions as the Committee may determine and as are specified in writing by the Committee in the Award Agreement.

(b) Award Agreements. All Awards shall be evidenced by Award Agreements. All Awards shall be conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Award, that all decisions and determinations of the Committee shall be final, conclusive, and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Award.

(c) Minimum Vesting Provisions. Except with respect to a maximum of five percent (5%) of the shares of Stock authorized in Section 5(a), any Full Value Awards which vest on the basis of the Participant’s continued employment with or provision of service to the Company shall not provide for vesting which is any more rapid than annual pro rata vesting over a three (3) year period and any Full Value Awards which vest upon the attainment of performance goals shall provide for a performance period of at least twelve (12) months.

5. Shares Subject to the Plan

(a) Shares Authorized. Subject to adjustment, the total number of shares of Stock that may be granted pursuant to Awards shall not in the aggregate exceed 7,000,000 shares of Stock. All shares of Stock that may be granted under the Plan may be issued in the form of Incentive Stock Options.

(b) Limit on Full Value Awards. Within the aggregate limit described in subsection (a), the maximum number of shares of Stock that may be granted as Full Value Awards under the Plan is 1,400,000 shares, subject to adjustment.

(c) Source of Shares. Shares issued under the Plan may be authorized but unissued shares of Stock or shares purchased by the Company on the open market for purposes of the Plan or otherwise.

(d) Share Counting. For administrative purposes, when the Committee makes an Award that may be payable in Stock, the Committee shall reserve shares equal to the maximum number of shares that may be issued under the Award. Any shares of Stock related to Awards which (i) terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, (ii) are settled in cash in lieu of shares, or (iii) are exchanged prior to the issuance of shares for Awards not settled in shares, shall not reduce or otherwise count against the share limits set forth above.

(e) Individual Limits. All Awards under the Plan, other than Dividend Equivalents, shall be expressed in shares of Stock or share equivalents, or valued by reference to shares of Stock. Unless and until the Committee determines that an Award shall not be designed to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, the maximum aggregate number of shares of Stock with respect to which each type of Award grantable under the Plan may be granted to any one Participant during any calendar year shall be 100,000 shares, subject to adjustment (the “Individual Award Annual Limit”), plus the amount of the Participant’s unused Individual Award Annual Limit for the type of Award in question as of the close of the previous calendar year. The maximum

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aggregate number of shares of Stock with respect to which all Awards may be granted under the Plan to any one Participant during any calendar year shall be 200,000 shares, subject to adjustment. A Participant may not accrue Dividend Equivalents during any calendar year in excess of the amount of dividends actually declared with respect to 100,000 shares, subject to adjustment. The maximum aggregate number of shares of Stock with respect to which Awards may be granted to any individual Non-Employee Director upon election or appointment to the Company’s Board of Directors shall be 10,000 shares, subject to adjustment. The maximum aggregate number of shares of Stock with respect to which Awards may be granted to any individual Non-Employee Director during any calendar year (other than Awards granted upon election or appointment to the Company’s Board of Directors) shall be 3,000 shares, subject to adjustment. The individual limits of this subsection (e) shall apply without regard to whether the Awards are to be paid in Stock or cash. All cash payments (other than with respect to Dividend Equivalents) shall equal the Fair Market Value of the shares of Stock to which the cash payments relate.

(f) Adjustments. Subject to Section 19, if there is any change in the number or kind of shares of Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization, or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Stock is reduced as a result of a spinoff or the Company’s payment of an extraordinary cash dividend, or distribution or dividend or distribution consisting of any assets of the Company other than cash, the maximum number and kind of shares of Stock available for issuance under the Plan, the maximum number and kind of shares of Stock available for issuance of Full Value Awards, the maximum number and kind of shares of Stock for which any individual may receive Awards or Dividend Equivalents in any year, the number and kind of shares of Stock covered by outstanding Awards, and the price per share or the applicable market value or performance target of such Awards may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Stock to preclude, to the extent practicable, the enlargement or dilution of rights under such Awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

6. Eligibility for Participation

(a) Eligible Persons. Employees and Non-Employee Directors shall be eligible to participate in the Plan.

(b) Selection of Participants. The Committee shall select the Employees and Non-Employee Directors to receive Awards.

(c) Special Rules for Non-Employee Director Awards. Non-Employee Directors may only be granted Awards under the Plan in accordance with this Section 6(c) and such Awards shall not be subject to the Committee’s discretion. From time to time, the Board shall set the amount(s) and type(s) of Awards that shall be granted to all Non-Employee Directors on a periodic, nondiscriminatory basis pursuant to the Plan, as well as any additional amount(s), if any, to be awarded, also on a periodic, nondiscriminatory basis, based on each of the following: the number of committees of the Board on which a Non-Employee Director serves, service of a Non-Employee Director as the chair of a Committee of the Board, service of a Non-Employee Director as Chairman of the Board, or the first election or appointment of an individual to the Board as a Non-Employee Director. Subject to the limits set forth in 5(e) and the foregoing, the Board shall grant such Awards to Non-Employee Directors and grant new Non-Employee Director Awards, as it shall from time to time determine.

7. Options

(a) General Requirements. The Committee may grant Options to an Employee or Non-Employee Director upon such terms and conditions as the Committee may determine under this Section 7. The Committee shall determine the number of shares of Stock that will be subject to each grant of Options. The Committee may grant Dividend Equivalents with respect to Options.

(b) Type of Option, Price, and Term.

(i)	The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive

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Stock Options may be granted only to Employees of Lafarge North America Inc. or its subsidiaries, as defined in Section 424 of the Code. Nonqualified Stock Options may be granted to Employees or Non-Employee Directors.

(ii)	The Exercise Price of an Option shall be determined by the Committee and shall be equal to or greater than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, unless the Exercise Price is not less than 110% of the Fair Market Value of the Stock on the date of grant.

(iii)	The Committee shall determine the term of each Option, which shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, may not have a term that exceeds five (5) years from the date of grant.

(c) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(d) Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Exercise Price for the Option (i) in cash, (ii) by delivering shares of Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation to ownership of shares of Stock having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, (iii) by payment through broker-assisted cashless exercise arrangements, or (iv) by such other method as the Committee may approve. Shares of Stock used to exercise an Option shall have been held by the Participant for the requisite period of time, if any, to avoid adverse accounting consequences to the Company with respect to the Option, which determination shall be made by the Company in its sole discretion. Payment for shares of Stock to be issued pursuant to the exercise of an Option, and any required withholding taxes, must be received by the Company by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the shares.

(e) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Stock on the date of grant of Incentive Stock Options which first become exercisable by a Participant during any calendar year, under the Plan or any other plan of the Company or a parent or subsidiary, as defined in section 424 of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.

8. Stock Appreciation Rights

(a) General Requirements. The Committee may grant Stock Appreciation Rights (“SARs”) to an Employee or a Non-Employee Director upon such terms and conditions as the Committee may determine under this Section 8. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, in cash, Stock or a combination of the two, the excess of (i) the Fair Market Value of a share of Stock on the date of exercise, over (ii) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR, which shall be equal to or greater than the Fair Market Value of a share of Stock on the date the SAR is granted.

(b) Terms of SARs. The Committee shall determine the time or times when an SAR may be exercised in whole or in part, the method of exercise, method of settlement, whether cash, Stock, or a combination of the two shall be payable to the Participant upon exercise, the method by which Stock will be delivered or deemed to be delivered to Participants, whether a SAR shall be in tandem with any other Award, and any other terms and conditions of a SAR.

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9. Stock Units

(a) General Requirements. The Committee may grant Stock Units to an Employee or a Non-Employee Director upon such terms and conditions as the Committee may determine under this Section 9. Each Stock Unit shall represent the right of the Participant to receive a share of Stock or an amount of cash based upon the value of a share of Stock. All Stock Units shall be recorded in memo bookkeeping accounts for purposes of the Plan.

(b) Terms of Stock Units. The Committee may grant Stock Units that are payable on terms and conditions determined by the Committee. Stock Units may be paid at the end of a specified vesting or performance period. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units. The Committee may grant Dividend Equivalents with respect to Stock Units.

(c) Payment with Respect to Stock Units. Payment with respect to Stock Units shall be made in cash, Stock, or a combination of the two, as determined by the Committee.

10. Stock Awards

(a) General Requirements. The Committee may issue shares of Stock to an Employee or a Non-Employee Director under a Stock Award upon such terms and conditions as the Committee may determine under this Section 10, subject to restrictions or no restrictions, as determined by the Committee. Shares of Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria, including performance criteria, as the Committee may determine. The Committee shall determine the number of shares of Stock to be issued pursuant to a Stock Award.

(b) Restrictions on Transfer. While shares of Stock subject to a Stock Award are subject to restrictions on transferability, a Participant may not sell, assign, transfer, pledge, or otherwise dispose of such shares except upon death as described in Section 17(a). Each certificate for a share of Stock subject to a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Award. The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed. The Company may retain possession of any certificates for shares of Stock subject to a Stock Award until all restrictions on such shares have lapsed. If non-certificated shares representing the Stock subject to a Stock Award are registered in the name of the Participant, such shares shall be maintained in a separate restricted share account subject to terms, conditions and restrictions of like effect.

(c) Right to Vote and to Receive Dividends. Once shares of Stock subject to a Stock Award have been registered in the name of a Participant, the Participant shall have the right to vote such shares of Stock and to receive any dividends or other distributions paid on such shares during the restriction period. Dividends paid on Stock Awards are not considered Dividend Equivalents.

11. Bonus Shares and Awards in Lieu of Other Cash Obligations

The Committee may grant shares of Stock as a bonus, or grant shares of Stock or other Awards in lieu of Company obligations to pay cash or grant awards under other plans or compensatory arrangements. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

12. Dividend Equivalents.

(a) General Requirements. When the Committee makes an Award, the Committee may grant Dividend Equivalents in connection with the Award, under such terms and conditions as the Committee may determine under this Section 12. Dividend Equivalents may be accrued as a cash obligation, or may be converted to Stock Units, and deferred Dividend Equivalents may accrue interest, all as determined by the Committee. The amount to be paid under a Dividend Equivalent shall be determined by multiplying the number of shares of Stock subject to an Award by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its Stock.

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(b) Payment with Respect to Dividend Equivalents. Dividend Equivalents may be payable in cash, Stock, or a combination of the two, as determined by the Committee.

13. Other Stock-Based Awards

The Committee may grant other Awards not specified in Sections 7, 8, 9, 10, 11 and 12 that are based on, measured by, or payable in Stock to Employees or Non-Employee Directors on such terms and conditions as the Committee may determine under this Section 13. Other Stock-Based Awards may be payable in cash, Stock, or a combination of the two, as determined by the Committee. The Committee may grant Dividend Equivalents with respect to Other Stock-Based Awards.

13A. Cash Bonus Awards

The Committee may grant Awards entitling a Participant to receive cash based upon performance by any of the Company, specified subsidiaries, the Participant, or any other factors designated by the Committee. The Committee shall determine the terms and conditions of such Awards.

14. Qualified Performance-Based Awards

(a) Designation as Qualified Performance-Based Awards. The Committee may determine that Options, SARs, Stock Units, Stock Awards, Dividend Equivalents, or Other Stock-Based Awards granted to an Employee shall be considered “qualified performance-based compensation” under Section 162(m) of the Code, in which case the provisions of this Section 14 shall apply to such Awards.

(b) Performance Goals. When Awards are made under this Section 14, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum number of shares of Stock or amount of cash that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of Section 162(m) of the Code for “qualified performance-based compensation.” The performance goals shall satisfy the requirements for “qualified performance-based compensation.” The Committee shall not have discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable, pursuant to Awards identified by the Committee as “qualified performance-based compensation.”

(c) Business Criteria Used for Objective Performance Goals. The Committee shall use objectively determinable performance goals based on one or more of the following business criteria: market price of the Stock; cash flow; reserve value; net asset value; earnings; net income (before or after taxes); operating income; cash flows from operations; revenue; gross or operating margins; earnings before or after interest, taxes, depreciation and/or amortization; net capital employed; return on assets; economic value added; stockholder return; earnings per share; reserve replacement; return on equity; return on capital employed; production; assets; unit volume; sales; market share; finding and development costs; overhead costs; general and administration expense; net sales or revenue growth; return on sales or revenue; cash flow return on equity; productivity ratios; expense targets; operating efficiency; customer satisfaction; working capital targets; or strategic business criteria consisting of one or more objectives based on meeting specified goals relating to acquisitions or divestitures. The targeted level or levels of performance with respect to such goals may be established at such levels and in such terms as the Committee may determine, including in absolute terms or per share terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. The performance goals may relate to one or more regions or districts or may relate to the performance of the Company as a whole, individual performance, or any combination of the foregoing. Performance goals need not be uniform as among Participants.

(d) Timing of Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under Section 162(m) of the Code.

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(e) Certification of Results. The Committee shall certify the performance results for the performance period for the Award after the performance period ends. The Committee shall determine the amount, if any, to be paid pursuant to each Award based on the achievement of the performance goals and the satisfaction of all other terms of the Award. Certification by the Committee is not required for compensation that is attributable solely to the increase in the value of the Stock.

(f) Death, Disability or Other Circumstances. The Committee may provide that Awards under this Section 14 shall be payable, in whole or in part, in the event of the Participant’s death or disability, a Change in Control, or under other circumstances consistent with the applicable regulations under Section 162(m) of the Code.

15. Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares of Stock that would otherwise be due to the Participant in connection with any Award. Awards that are not paid currently shall be recorded as payable on the Company’s records for the Plan.

16. Withholding of Taxes

(a) Required Withholding. All Awards under the Plan shall be subject to applicable federal (including FICA), state, and local tax withholding requirements. The Company may require that the Participant or other person receiving or exercising Awards pay to the Company the amount of any federal, state, or local taxes that the Company is required to withhold with respect to such Awards, or the Company may deduct from wages or other amounts payable by the Company the amount of any withholding taxes due with respect to such Awards.

(b) Election to Withhold Shares. If the Committee so permits, a Participant may elect to satisfy the Company’s tax withholding obligation with respect to Awards paid in Stock by having shares withheld at the time such Awards become taxable. Shares may not be withheld in an amount that would result in additional compensation being recorded by the Company in its financial statements. The election must be in a form and manner prescribed by the Committee.

17. Transferability of Awards

(a) Restrictions on Transfer. Except as described in subsection (b) and (c) of this Section 17, only the Participant is entitled to any rights under an Award during the Participant’s lifetime, and a Participant may not transfer those rights except by will or by the laws of descent and distribution. When a Participant dies, the personal representative, beneficiary, or other person entitled to succeed to the rights of the Participant may acquire the rights under an Award. Any such successor must furnish proof satisfactory to the Company of the successor’s entitlement to receive the rights under an Award under the Participant’s will or under the applicable laws of descent and distribution.

(b) Transfer Incident to Divorce. Incident to a Participant’s divorce, the Participant may request that the Company agree to observe the terms of a domestic relations order which may or may not be part of a qualified domestic relations order (as defined in Code section 414(p)) with respect to all or a part of one or more Awards made to the Participant under the Plan to the Participant’s alternate payee. The Company’s decision regarding such a request shall be made by the Committee, in its sole and absolute discretion, based upon the best interests of the Company. The Committee’s decision need not be uniform among Participants. As a condition of participation, a Participant agrees to hold the Company harmless from any claim that may arise out of the Company’s observance of the terms of any such domestic relations order.

(c) Transfer of Nonqualified Stock Options to or for Family Members. Notwithstanding the foregoing, the Committee may provide that a Participant may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided, however, that the Participant receives no consideration for the transfer of the Options and the transferred Options shall continue to be subject to the same terms and conditions as were applicable to the Options immediately before the transfer.

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18. Death, Disability, Retirement, and Other Termination of Employment or Service

Unless otherwise determined by the Committee:

(a) Death of Employee or Non-Employee Director Upon the death of an Employee or Non-Employee Director, any Option or SAR granted to such Employee or Non-Employee Director shall vest immediately on the date of death and may be exercised by such individual’s estate, or by a person who acquires the right to exercise such Option or SAR by bequest or inheritance or by reason of the death of such individual; provided, however, that such exercise occurs within both (x) the remaining term of the Option or SAR and (y) one year after such death. The provisions of this Section shall apply notwithstanding that the Employee’s employment or Non-Employee Director’s service may have terminated prior to death, but the Options and SARs shall only be exercisable to the extent any rights exercisable on the date of termination of the Employee’s employment or Non-Employee Director’s service remained exercisable on the date of death. Upon the death of an Employee or Non-Employee Director, all Stock Units, Stock Awards, Dividend Equivalents, Other Stock-Based Awards and Cash Bonus Awards not previously canceled shall vest immediately.

(b) Disability, Retirement and Other Termination of Employment or Service of Employee or Non-Employee Director

(i)	Employees – Options and SARs The otherwise unexpired portion of any Option or SAR granted to an Employee shall expire and become null and void no later than upon the first to occur of (i) the expiration of ten years from the date such Option or SAR was granted, (ii) the expiration of three months from the date of the termination of the Employee’s employment with the Company or any parent or subsidiary corporation of the Company (an “Affiliate”) within the meaning of Section 424(e) and (f) of the Code for any reason other than disability or retirement under the normal or early retirement provisions of a pension or retirement plan maintained by the Company or an Affiliate, or (iii) the expiration of the remaining term of the Option or SAR from the date of the termination of the Employee’s employment with the Company or an Affiliate by reason of disability or retirement under the normal or early retirement provisions of a pension or retirement plan maintained by the Company or an Affiliate. Following termination of an Employee’s employment, his or her Options and SARs shall be exercisable during the applicable period described in clause (ii) or (iii) of the preceding sentence to the extent such Options or SARs were exercisable on the date of termination, except that if an Employee has completed at least ten years of continuous service as an Employee of the Company and its Affiliates at the time of termination of the Employee’s employment with the Company or any Affiliate by reason of disability or retirement as described in clause (iii) of the preceding sentence, all Options held by such Employee (or his or her permitted transferees as contemplated elsewhere in this Plan) shall continue to vest during the remaining term of the Option or SAR in accordance with their terms, unless thereafter terminated in accordance with any other provision of the Plan or the applicable Award Agreement; provided, however, that if the Employee engages in any Competitive Activity during such period, such Employee’s Options and SARs shall cease vesting on the date immediately preceding the commencement of the Competitive Activity. Transfer of employment without interruption of service between or among the Company and its Affiliates shall not be considered to be a termination of employment for purposes of the Plan. The foregoing provisions of this subsection and any other provision of the Plan to the contrary notwithstanding, the otherwise unexpired portion of any Option or SAR granted to an Employee granted hereunder shall expire and become null and void immediately upon an Employee’s termination of employment with the Company or an Affiliate by reason of such optionee’s fraud, dishonesty, intentional misrepresentation, embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Affiliate, or performance of other acts detrimental to the Company or an Affiliate. Nothing in this paragraph or in any other provision of the Plan shall cause the period during which an Option or SAR granted to an Employee may be exercised to be extended beyond the remaining term of the Option or SAR.

(ii)	Non-Employee Directors – Options and SARs The otherwise unexpired portion of any Option or SAR granted to a Non-Employee Director shall expire and become null and void no later than upon the first to occur of (i) the expiration of ten years from the date such Option or SAR was granted, (ii) the expiration of three months from the date of the termination of the Non-Employee Director’s service on

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the Board for any reason other than retirement under the normal or early retirement provisions of any retirement plan maintained by the Company for Non-Employee Directors or (iii) the expiration of the remaining term of the Option or SAR from the date of the termination of the Non-Employee Director’s service on the Board by reason of death or retirement under the normal or early retirement provisions of any retirement plan maintained by the Company for Non-Employee Directors. Following termination of a Non-Employee Director’s service on the Board, his or her Options and SARs shall be exercisable during the applicable period described in clause (ii) or (iii) of the preceding sentence to the extent such Options and SARs were exercisable on the date of termination. The foregoing provisions of this subsection and any other provision of this Plan to the contrary notwithstanding, the otherwise unexpired portion of any Option or SAR granted to a Non-Employee Director granted hereunder shall expire and become null and void immediately upon termination of the Non-Employee Director’s service on the Board if such termination occurs by reason of such Non-Employee Director’s fraud, dishonesty, intentional misrepresentation, embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Affiliate, or performance of other acts detrimental to the Company or an Affiliate. Nothing in this paragraph or in any other provision of the Plan shall cause the period during which an Option or SAR granted to a Non-Employee Director may be exercised to be extended beyond the remaining term of the Option or SAR.

(iii)	Employees and Non-Employee Directors — Stock Units, Stock Awards, Dividend Equivalents, Other Stock-Based Awards and Cash Bonus Awards Unless the Award provides for vesting upon disability, retirement, or other termination of employment or service, upon any such termination of employment or service of an Employee or a Non-Employee Director prior to vesting of Stock Units, Stock Awards, Dividend Equivalents, Other Stock-Based Awards and Cash Bonus Awards, all such outstanding and unvested Awards to the Participant shall be canceled, shall not vest, and shall be returned to the Company.

19. Consequences of a Change in Control

(a) Vesting of Awards. Upon a Change in Control, all outstanding Options and SARs shall be fully exercisable, and restrictions on outstanding Stock Units, Stock Awards, Dividend Equivalents, and Other Stock-Based Awards shall lapse. Such acceleration or lapse shall take place as of the date of the Change in Control or such other date as the Committee may specify.

(b) Assumption of Awards. Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), all outstanding Options and SARs that are not exercised prior to the Change in Control shall be assumed by, or replaced with comparable awards by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other Awards shall remain outstanding after the Change in Control and be converted to comparable awards of the surviving corporation (or a parent or subsidiary of the surviving corporation). Such assumption or replacement shall take place as of the date of the Change in Control or such other date as the Committee may specify.

(c) Other Alternatives. Notwithstanding the foregoing, in the event of a Change in Control, the Committee may take any of the following actions with respect to any or all outstanding Awards, without the consent of any Participant: (i) the Committee may require that Participants surrender their outstanding Options and SARs in exchange for payment by the Company, in cash, Stock, or a combination of the two, as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Stock subject to the Participant’s unexercised Options and SARs exceeds the Exercise Price or grant price, and (ii) with respect to Participants holding Stock Units, Stock Awards, Dividend Equivalents, or Other Stock-Based Awards, the Committee may determine that such Participants shall receive payment in settlement of such Stock Units, Stock Awards, Dividend Equivalents, or Other Stock-Based Awards, in such amount and form and on such terms as may be determined by the Committee. Such surrender or settlement shall take place as of the date of the Change in Control or such other date as the Committee may specify.

(d) Other Transactions. The Committee may provide in an Award that a sale or other transaction involving a subsidiary or other business unit of the Company shall be considered a Change in Control for purposes of the

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Award, or the Committee may establish other provisions that shall be applicable in the event of a specified transaction.

(e) Committee. The Committee making the determinations under this Section 19 following a Change in Control must be composed of the same members as those of the Committee immediately before the Change in Control. If the Committee members do not meet this requirement, the automatic provision of subsections (a) and (b) shall apply, and the Committee shall not have discretion to vary them.

20. Requirements for Issuance of Shares

No shares of Stock shall be issued in connection with any Award unless and until all legal and stock exchange requirements applicable to the issuance of such shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Award made on the Participant’s undertaking in writing to comply with such restrictions on the Participant’s subsequent disposition of such shares as the Committee shall determine, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Stock issued under the Plan shall be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

21. Amendment and Termination of the Plan

Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the stockholders of the Company if such approval is required in order to comply with the Code or applicable laws or stock exchange requirements. No amendment or termination of the Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Award previously made to the Participant, unless such right has been reserved in the Plan or the Award, or except as provided in Section 22(b). An amendment to the Plan shall not require stockholder approval if it curtails rather than expands the scope of the Plan, nor if it is made to conform the Plan to new statutory or regulatory requirements that arise after submission of the Plan to stockholders for their approval, such as, without limitation, changes to section 409A of the Code, or regulations issued thereunder.

(a) No Repricing Without Stockholder Approval. Notwithstanding anything in the Plan to the contrary, the Committee may not reprice Options or SARs, nor may the Board amend the Plan to permit such repricing, unless the stockholders of the Company provide prior approval for such repricing. The term “repricing” shall have the meaning given that term in Section 303A(8) of the New York Stock Exchange Listed Company Manual, as in effect from time to time.

(b) Termination of the Plan. No Awards shall be made after the tenth anniversary of the date upon which stockholders of the Company have approved the Plan. The Plan shall remain in effect thereafter in accordance with its terms until such time as the Company has no further rights or obligations under the Plan with respect to outstanding Awards, unless the Plan is earlier terminated by the Board.

(c) Termination of the Lafarge North America Inc, 2002 Stock Option Plan. Upon the Effective Date of the Plan, the authority to grant new awards under the Company’s 2002 Stock Option Plan shall terminate. In other respects, the Company’s 2002 Stock Option Plan will remain in effect in accordance with its terms with respect to outstanding awards.

22. Miscellaneous

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards may be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company or any business entity to be acquired by the Company, or any other right of a Participant to receive payment from the Company. Such additional, tandem, and substituted or exchanged Awards may be granted at any time. The Committee may determine that, in granting a new Award, the intrinsic value of any surrendered Awards or awards under another plan or issued by a business entity being acquired may be applied to reduce the Exercise Price of any Option, grant price of any SAR, or purchase price of any other Award. “Substitute Awards” shall mean

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Awards granted or shares of Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or with which the Company combines.

(b) Compliance with Law and Stock Exchange Requirements. The Plan, the exercise of Options and SARs, and the obligations of the Company to issue or transfer shares of Stock under Awards shall be subject to all applicable laws and stock exchange requirements and to approvals by any governmental or regulatory agency or stock exchange as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Options designated Incentive Stock Options comply with the applicable provisions of Section 422 of the Code, and that Awards intended to constitute “qualified performance-based awards” comply with the applicable provisions of Section 162(m) of the Code and that any deferral of the receipt of the payment of cash or the delivery of shares of Stock that the Committee may permit or require, and any Award granted that is subject to Section 409A of the Code, comply with the requirements of Section 409A of the Code. To the extent that any legal requirement of Section 16 of the Exchange Act or Sections 422, 162(m) or 409A of the Code as set forth in the Plan ceases to be required under Section 16 of the Exchange Act or Sections 422, 162(m) or 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any Award if it is contrary to law, governmental regulation, or stock exchange requirements or modify an Award to bring it into compliance with any government regulation or stock exchange requirements. The Committee may agree to limit its authority under this Section.

(c) Enforceability. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(d) Unfunded Status of the Plan; Limitation on Rights. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to ensure the payment of any Awards. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company, the Board, or the Committee and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(e) Rights of Participants. Nothing in this Plan shall entitle any Employee, Non Employee Director or other person to claim a right to receive an Award. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Company.

(f) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(g) Governing Law. The validity, construction, interpretation, and effect of the Plan and Award Agreements shall be governed and construed by and determined in accordance with the laws of the State of Maryland, without giving effect to the conflict of laws provisions thereof.

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APPENDIX B

LAFARGE NORTH AMERICA INC.
EMPLOYEE STOCK PURCHASE PLAN
(As Amended and Restated Effective June 1, 2005)

     The Lafarge North America Inc. Employee Stock Purchase Plan (the “Plan”) was originally adopted by the Board of Directors of Lafarge North America Inc. (“Lafarge”) on February 10, 1988, and approved by shareholders at the May 4, 1988 annual meeting. On February 10, 1998, the Board of Directors adopted resolutions approving and recommending to the shareholders for adoption an amendment to the Plan to increase from 1,000,000 to 2,000,000 the aggregate number of shares of common stock available for issuance under the Plan and Exchangeable Preference Shares of Lafarge Canada Inc. (“LCI”) available for issuance under any plan of LCI determined to be comparable to the Plan and to make certain other changes. This amendment was approved by the shareholders of Lafarge at the May 5, 1998 annual meeting. Lafarge now desires to amend and restate the Plan to provide more flexibility in establishing the terms and conditions of offerings made under the Plan and to make certain other changes. The Plan is hereby amended by restatement in its entirety effective June 1, 2005 and applies to Offerings made on and after that date.

ARTICLE I.
Purpose and Intent

     1.1 Purpose. The purpose of the Plan is to provide Eligible Employees who wish to become shareholders of Lafarge a convenient method of doing so. Lafarge believes that participation in the ownership of the business by employees will be to the mutual benefit of both the employees and Lafarge.

     1.2 Intent. This Plan document is intended to satisfy the requirements of Section 423 of the Code. The terms of the Plan will be those set forth in this Plan document to the extent such terms are consistent with the requirements for qualification under Code Section 423.

ARTICLE II.
Definitions

     2.1 “Account” means an account established by a Participating Company in the name of a Participant to record the amount accumulated for the Participant as a result of deductions from the Participant’s paycheck and any lump sum payments made in accordance with Section 5.4 for the purpose of purchasing shares of Common Stock under the Plan.

     2.2 “Administrative Committee” means the Administrative Committee described in Section 9.1.

     2.3 “Benefit Plan Design Committee” means the Benefit Plan Design Committee appointed by the Board.

     2.4 “Board” means the Board of Directors of Lafarge.

     2.5 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

     2.6 “Common Stock” means the common stock, $1.00 U.S. par value per share, of Lafarge.

     2.7 “Compensation” means the cash remuneration payable by a Participating Company to a Participant for personal services rendered to the Participating Company prior to reduction for (i) any contributions made by a Participating Company on behalf of the Participant pursuant to a qualified cash or deferred arrangement (within the meaning of Section 401(k) of the Code) maintained by the Participating Company, (ii) any salary reduction amounts elected by the Participant for the purchase of benefits pursuant to a cafeteria plan (within the meaning of Section 125(d) of the Code) maintained by a Participating Company, and (iii) any elective amounts that are not includible in the gross income of a Participant by reason of Section 132(f)(4) of the Code, and including overtime, commissions, and bonuses paid pursuant to an established written bonus plan or program, but excluding

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allowances, deferred compensation payments and any other extraordinary remuneration. The Compensation of a Participant who does not receive cash remuneration computed in United States dollars will be determined by converting the remuneration into United States dollars in accordance with the Compensation Exchange Rate.

     2.8 “Compensation Exchange Rate” means the New York foreign currency exchange rate as reported in the Wall Street Journal for the first business day of the month immediately preceding an Offering Date.

     2.9 “Eligible Employee” means an employee of a Participating Company, other than an employee whose customary employment is 20 or fewer hours per week or not more than 5 months in any calendar year. An individual on approved paid or approved unpaid leave of absence for 90 days or less or who has a statutory or contractual right of continued employment upon expiration of a leave of more than 90 days is an Eligible Employee for purposes of the Plan.

     2.10 “Enrollment Agreement” means an agreement in a form established by the Administrative Committee from time to time, pursuant to which an Eligible Employee elects to participate in the Plan, or elects changes with respect to participation as permitted under the Plan.

     2.11 “Enrollment Period” means the period of time before the beginning of an Offering, as prescribed by the Administrative Committee.

     2.12 “ESPP Broker” means a stock brokerage firm or other entity, if any, designated by the Administrative Committee to establish accounts for purposes of holding stock purchased by Participants under the Plan.

     2.13 “Fair Market Value” means the closing sale price of the Common Stock on the New York Stock Exchange (or, if the Common Stock is not traded on the New York Stock Exchange, the other primary trading market for the Common Stock).

     2.14 “Holding Period” means the period of time, if any, following the Purchase Date during which the Common Stock may not be sold, certificated, pledged, or otherwise transferred by the Participant. The Holding Period may be established by the Benefit Plan Design Committee, in its discretion, with respect to any Offering, and may apply to all or a designated portion of the shares of Common Stock purchased by each Participant in the Offering, subject to Section 11.1.

     2.15 “Lafarge” means Lafarge North America Inc., a Maryland corporation.

     2.16 “LCI” means Lafarge Canada Inc.

     2.17 “Offering” means an offer extended to Eligible Employees to purchase Common Stock at the end of an Offering Period through participation in the Plan.

     2.18 “Offering Date” means the first day of an Offering Period on which the New York Stock Exchange (or, if the Common Stock is not traded on the New York Stock Exchange, the other primary trading market for the Common Stock) is open.

     2.19 “Offering Period” means the period of time established by the Benefit Plan Design Committee from time to time for an Offering, beginning on the Offering Date and extending for the specified period of time; provided, however, that under no circumstances will any Offering Period exceed 27 months or such other period as may be required under Code Section 423(b)(7).

     2.20 “Participant” means an Eligible Employee who elects to participate in the Plan pursuant to Section 5.1.

     2.21 “Participating Company” means Lafarge and any Subsidiary that has been designated by the Administrative Committee as a Participating Company in the Plan. The Administrative Committee will designate from time to time the Subsidiaries that will be Participating Companies in the Plan. As of June 1, 2005, the

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Subsidiaries that are Participating Companies in the Plan are as follows: Lafarge Midwest, Inc., Lafarge Presque Isle, Inc., Redland Quarries Inc., Lafarge Mid-Atlantic, Inc., Lafarge West, Inc., Lafarge Southwest, Inc., Whitestone Supply Co., Whitestone Supply Co. of Lordstown, E.O. Stone Acquisition, Ltd., Lafarge Dakota Inc., Cement Transport, Ltd., Redland Frontier, Inc., and Systech Environmental Corporation.

     2.22 “Plan” means this Lafarge North America Inc. Employee Stock Purchase Plan.

     2.23 “Purchase Date” is the last day of an Offering Period on which the New York Stock Exchange (or, if the Common Stock is not traded on the New York Stock Exchange, the other primary trading market for the Common Stock) is open.

     2.24 “Purchase Price” means the exercise price established by the Benefit Plan Design Committee with respect to a specific Offering; provided, however, that the Purchase Price may not be less than the lesser of (i) 85% of the Fair Market Value of the Common Stock on the Offering Date or (ii) 85% of the Fair Market Value of the Common Stock on the Purchase Date. Subject to the foregoing, the Benefit Plan Design Committee may establish the Purchase Price with reference to the Fair Market Value of the Common Stock (or a specified percentage thereof) on one or more dates during the Offering Period, but it need not be established with reference to Fair Market Value on both the Offering Date and the Purchase Date.

     2.25 “Restatement Effective Date” means June 1, 2005.

     2.26 “Share Account” means an account established and maintained by the ESPP Broker to hold the shares of Common Stock purchased pursuant to this Plan for a Participant.

     2.27 “Subsidiary” mean any corporation (other than Lafarge) that is in an unbroken chain of corporations beginning with Lafarge if, at the time of the granting of a right to purchase Common Stock, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, as described in Code Section 424(f).

ARTICLE III.
Offering Terms and Conditions

     3.1 Benefit Plan Design Committee to Establish Offering Terms and Conditions. The Benefit Plan Design Committee will establish the terms and conditions of each Offering in accordance with the terms of the Plan, including:

     (a)   the Offering Period;

     (b)  the maximum Fair Market Value or other dollar limit on shares or the maximum number of shares of Common Stock that may be purchased with respect to the Offering for each Participant; provided, however, that if a maximum dollar limit is computed in United States dollars, an equivalent amount will be computed in accordance with the Compensation Exchange Rate with respect to a Participant whose salary or wages are not computed in United States dollars; provided, further, that the maximum dollar limit or number of shares will be established so as not to exceed the limitations under Section 4.2;

     (c)   the Purchase Price;

      (d)   the methods of payment (payroll deductions and/or lump sum payments) that will be made available in connection with an Offering; provided, however, that unless otherwise specified by the Benefit Plan Design Committee, payroll deductions will be the sole means of accumulating funds in a Participant’s Account;

     (e)   the Holding Period, if any; and

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(f)	whether to permit excess payments under Section 6.3 to be carried forward to a subsequent Offering Period.

     3.2 Consistency; Change in Terms and Conditions. The terms and conditions of each Offering will be applied consistently to all Eligible Employees with respect to the Offering. Once the terms and conditions are established with respect to an Offering, they will remain in effect with respect to subsequent Offerings unless expressly changed by the Benefit Plan Design Committee.

ARTICLE IV.
Eligibility

     4.1 General. Except as provided in Section 4.2, an Eligible Employee will be eligible to enroll and participate in the Plan for a specified Offering if he or she (i) is an employee of a Participating Company on the Offering Date for the Offering and (ii) continuously meets any other eligibility requirements under the Plan or as specified by the Benefit Plan Design Committee through the Purchase Date for that Offering.

     4.2 Limitations. Notwithstanding anything herein to the contrary, (i) no Eligible Employee will be granted a right to purchase shares of Common Stock under the Plan if the employee, immediately after the grant, would own shares representing 5% or more of the total combined voting power or value of all classes of shares of Lafarge or of its parent or subsidiary corporations, determined in accordance with Code Sections 423(b)(3) and 424(d), and (ii) no Eligible Employee will be granted a right to purchase shares of Common Stock under the Plan that would cause his or her rights to purchase shares under all “employee stock purchase plans” of Lafarge and its parent or subsidiary corporations to accrue at a rate that exceeds $25,000 of Fair Market Value of the shares (determined at the time the right to purchase is granted) for each calendar year in which the right to purchase is outstanding at any time, determined in accordance with Code Section 423(b)(8).

ARTICLE V.
Participation

     5.1 Initial Enrollment Required; Automatic Re-Enrollment. An Eligible Employee may elect to become a Participant in an Offering by completing an Enrollment Agreement provided by Lafarge and submitting it to Lafarge (or another entity designated by Lafarge for this purpose) during the Enrollment Period related to the Offering. If the Enrollment Agreement is submitted after the close of the Enrollment Period related to an Offering, it will be effective for the next following Offering. At the end of each Offering each Participant who continues to be eligible to participate pursuant to Section 4.1 will be automatically re-enrolled in the next Offering using the same elections as in effect for the prior Offering, unless the Participant completes a new Enrollment Agreement during the Enrollment Period for the next Offering. Notwithstanding the foregoing, the Administrative Committee may require Participants to complete new Enrollment Agreements at any time it deems necessary or desirable to facilitate Plan administration or for any other reason.

     5.2 Grant of Right to Purchase. Upon the Offering Date, each Participant will be granted the right to purchase at the Purchase Price a specified dollar amount or number of shares of Common Stock not exceeding the maximum limit on shares permitted to be purchased under Section 3.1(b).

     5.3 Payroll Deductions. If the Benefit Plan Design Committee has authorized payroll deductions in connection with an Offering, the following provisions will apply:

     (a)   Authorization. Each Participant’s Enrollment Agreement will authorize payroll deductions each payday in an amount equal to a whole percentage or dollar amount of his or her Compensation, but not more than the amount required to pay the Purchase Price under the right to purchase Common Stock granted under Section 5.2. Payroll deductions will begin as soon as administratively feasible following the Offering Date and will continue until the Participant’s termination of employment unless (i) the Participant ceases payroll deductions as provided in Section 5.3(b) or (ii) participation is earlier withdrawn or suspended by the Participant as provided in Section 7.1.

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     (b)   Cessation and Resumption of Payroll Deductions. A Participant may instruct Lafarge to cease payroll deductions, which will be effective on the first payroll date occurring at least 15 days (or such other period as specified by the Administrative Committee) after notice to cease deductions is delivered to Lafarge (or its designee). Notice will be provided by the Participant in a manner consistent with the procedures specified by the Administrative Committee. A Participant who has ceased payroll deductions may elect to: (i) withdraw from the Offering in accordance with Section 7.1 or (ii) have his or her Account maintained through the Purchase Date, at which time the amounts accumulated the Participant’s Account will be used to pay the Purchase Price upon exercise of the right to purchase Common Stock under the Offering.

     5.4 Lump Sum Payments. To the extent that the Benefit Plan Design Committee authorizes lump sum payments pursuant to Section 3.1(d), a Participant who elects to pay the Purchase Price (or any portion thereof) by lump sum may tender payment to Lafarge at the time and in the manner specified by the Administrative Committee, provided that the time of payment is not later than the Purchase Date.

ARTICLE VI.
Purchase of Stock

     6.1 Participants’ Accounts. Any amounts withheld as payroll deductions from a Participant’s Compensation during an Offering Period will be allocated to the Participant’s Account, to which balance will be added any lump sum payment amounts tendered by the Participant under Section 5.4 (to the extent permitted by the terms of a particular Offering). No interest will be paid or allowed on any amounts allocated to the Accounts of Participants, except to the extent payment of interest on such amount is required by the laws of any applicable jurisdiction.

     6.2 Exercise of Right to Purchase Common Stock on Purchase Date. If a Participant has not withdrawn from participation in an Offering on the Purchase Date, the Participant’s right to purchase Common Stock in connection with the Offering will be exercised automatically by applying all amounts accumulated in the Participant’s Account to the purchase of Common Stock at the Purchase Price, subject to applicable limitations under Section 6.4. For purposes of this Section, the amount accumulated in the Account of a Participant whose salary or wages are not computed in United States dollars will be converted into United States dollars in accordance with the New York foreign currency exchange rate as reported in the Wall Street Journal for the Purchase Date. Lafarge (or its designee) will deliver certificates for the shares of Common Stock or allocate the shares of Common Stock purchased to the Participants’ Share Accounts as provided in Section 6.5.

     6.3 Excess Payments. Except as described herein, in the event that the sum of a Participant’s accumulated payroll deductions and, if applicable, any lump sum payment tendered under Section 5.4 exceeds the amount applied to the purchase of Common Stock on the Purchase Date under Section 6.1, the excess over the aggregate Purchase Price of Common Stock will be refunded to the Participant within 60 days of the Purchase Date. The Benefit Plan Design Committee may, in establishing the terms of an Offering as described in Section 3.1, provide that excess amounts accumulated in Participants’ Accounts will be applied for the purchase of shares of Common Stock in a subsequent Offering.

     6.4 Limitation. If on any Purchase Date the total number of shares to be purchased would cause the aggregate number of shares of Common Stock delivered under the Plan to exceed the total number of shares of Common Stock then available for delivery under the Plan, then the number of shares to be purchased on the Purchase Date by any Participant will be reduced pro-rata based on the number of shares for which the Participant’s right to purchase Common Stock would have been exercised, so that the number of shares purchased by all Participants equals the number of remaining available shares.

     6.5 Delivery of Shares.

     (a)   Delivery to Participants. Unless and until the Administrative Committee has designated an ESPP Broker, then following the end of each Offering the number of shares of Common Stock purchased by each Participant will be reflected in Lafarge’s books and a certificate for such shares will

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issued and delivered to the Participant as soon as practicable following the Holding Period with respect to the Offering.

     (b)   Delivery to ESPP Broker. In the event the Administrative Committee has designated an ESPP Broker, then following the end of each Offering the number of shares of Common Stock purchased by each Participant will be deposited into a Share Account established and maintained by the ESPP Broker for the benefit of the Participant.

Notwithstanding the foregoing, the obligation of Lafarge to deliver or deposit the shares of Common Stock will be postponed for such period of time as may be necessary to register or qualify the purchased shares under the Securities law of 1933 and any applicable foreign or state securities law.

     6.6 Stockholder Rights. No Participant will have any right as a shareholder with respect to any shares until the shares have been purchased in accordance with the Plan and the Common Stock has been issued by Lafarge. Subject to Section 6.7, upon purchase of shares of Common Stock on each Purchase Date, a Participant will acquire all the rights and privileges of a stockholder in Lafarge with respect to the shares of Common Stock issued to him or her, including the right to direct the vote of the shares on any matter for which the record date for voting is on or after the Purchase Date and the right to receive any dividend for which the record date is on or after the Purchase Date. These rights will be subject to the customary terms and conditions applicable to shares held for customers in a brokerage account, except as otherwise provided by the Administrative Committee.

     6.7 Transfer and Forfeiture. No Participant may sell, certificate, pledge or otherwise transfer the shares of Common Stock acquired by him or her under the Plan after the Restatement Effective Date until after the expiration of the applicable Holding Period, if any, except as permitted under Offering terms or rules adopted by the Administrative Committee. Shares purchased under the Plan are non-forfeitable.

     6.8 Removing Shares from the Share Account. In the event a Participant’s shares of Common Stock are held in a Share Account, after the expiration of the Holding Period, if any, applicable to shares of Common Stock, the Participant may remove shares from his or her Share Account by (i) directing the sale of the shares; (ii) directing the issuance and delivery of a share certificate evidencing the shares; or (iii) if the Administrative Committee so permits, transferring the shares to another brokerage account, in each case subject to such rules as the Administrative Committee may establish (which may limit the availability of any of these alternatives so long as some means for removal of shares is provided). In addition, a Participant’s ability to remove shares from the Share Account and subsequent transactions in shares may be restricted by the Administrative Committee for administrative reasons, may be conditioned upon the Participant’s agreement to promptly disclose his or her subsequent sales or dispositions of the shares and the terms thereof, and will be subject to Lafarge’s securities compliance and insider trading rules and its code of conduct. Shares that are sold, shares for which certificates are issued or delivered (other than to the ESPP Broker or its nominee) or shares that are transferred to another brokerage account will no longer be deemed held for a Share Account.

     6.9 Dividends Not Held in Share Account. Dividends declared and paid on shares held in a Participant’s Share Account at the record date for these dividends will be paid directly to the Participant and will not be held in the Participant’s Share Account.

ARTICLE VII.
Withdrawal, Termination of Employment and Leave of Absence

     7.1 Withdrawal. A Participant, by giving notice to Lafarge at the time and in the manner required by the Administrative Committee, may withdraw from the Plan with respect to a specified Offering. If a Participant withdraws from an Offering: (i) payroll deductions, if any, previously authorized by the Participant will cease, (ii) the Participants right to purchase Common Stock will be cancelled and no shares will be purchased for him or her on the Purchase Date for the Offering, and (iii) all amounts accumulated in his or her Account will be refunded to him or her within 60 days after the Purchase Date related to the Offering. A Participant who has instructed Lafarge to cease payroll deductions and who, pursuant to Section 5.3(c), receives a refund of the amount accumulated in his or

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her Account will be deemed to have withdrawn from the Plan for that Offering. A Participant’s withdrawal will not have any effect upon his or her eligibility to participate in any subsequent Offering.

     7.2 Termination of Employment. In the event that a Participant’s employment with a Participating Company terminates for any reason (including disability, retirement or death), no further payroll deduction will be made from any Compensation due and owing to the Participant at that time and the Participant will not be required or permitted to make a lump sum payment under the Plan. The amount accumulated in the Participant’s Account will be refunded to the Participant as soon as practicable after the termination date, or, if the Participant is deceased, to the Participant’s estate in accordance with Section 10.1, within 60 days after the termination date. In this case, the Participant’s right to purchase Common Stock in connection with an Offering will terminate at the time of termination of employment, and no shares may be purchased for the Participant thereafter for any reason. Whether and when a Participant will be deemed to have terminated employment will be determined by the Administrative Committee in its sole discretion and may be determined without regard to statutory notice periods or other periods following termination of active employment.

     7.3 Leave of Absence. The Administrative Committee may adopt rules governing Participants who take a leave of absence in excess of 90 days (without a statutory or contractual right to return) or who have other changes in employment status not otherwise covered by this Section, which rules may specify that the Participants’ participation may be limited or terminated (subject to the explicit terms of the Plan and the requirements of Code Section 423).

ARTICLE VIII.
Common Stock

     8.1 Number of Shares to be Issued. The maximum number of shares of Common Stock issued under rights to purchase Common Stock granted under the Plan, when added to the aggregate number of Exchangeable Preference Shares of LCI issued under options or rights to purchase granted under any plan of LCI determined by the Administrative Committee to be comparable to this Plan, will not exceed a total of 2,000,000 shares, subject to adjustment as permitted under Section 8.2. The Common Stock to be delivered upon exercise of rights to purchase under the Plan may consist of authorized but unissued shares of Common Stock or shares of Common Stock previously issued and reacquired by Lafarge.

     8.2 Adjustments Upon Changes in Common Stock. In the event that Lafarge shall effect a split of the Common Stock or declare a dividend payable in Common Stock, or in the event the outstanding Common Stock shall be combined into a smaller number of shares, the maximum number of shares available under the Plan and the maximum number of shares which may be purchased in an Offering Period by a Participant under the Plan will be increased or decreased proportionately. In the event of a reclassification of the Common Stock not covered by the foregoing or in the event of a liquidation or reorganization of Lafarge, including a merger, consolidation or sale of assets, the Board will make such adjustments, if any, as it may deem appropriate in the number, Purchase Price and kind of shares that are covered by rights to purchase the Common Stock theretofore granted under the Plan or that are otherwise subject to the Plan and the terms and conditions of an Offering, including, without limitation, closing an Offering early and permitting purchase on the last business day of such reduced Offering Period, or terminating an Offering and refunding Participants’ Account balances. The provisions of this Section will only be applicable if, and only to the extent that, the application thereof does not conflict with Code Section 423 or any other valid governmental statute, regulation or rule.

ARTICLE IX.
Administration of the Plan

     9.1 Administrative Committee. The Plan will be administered by the Administrative Committee, which will consist of three or more employees of Lafarge. Each member of the Administrative Committee will be appointed by and serve at the pleasure of the Board. The Board will have the sole continuing authority to appoint members of the Administrative Committee both in substitution for members previously appointed and to fill vacancies however caused. The Administrative Committee will designate one of its members as Chairman and will hold meetings at such times and places as it may determine. Each member of the Administrative Committee will be notified in writing of the time and place of any meeting of the Administrative Committee at least two days prior to

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such meeting, provided that this notice may be waived by an Administrative Committee member. A majority of the members of the Administrative Committee will constitute a quorum and any action taken by a majority of the members of the Administrative Committee present at any duly called meeting at which a quorum is present (or action unanimously approved in writing) will constitute action by the Administrative Committee. The Administrative Committee may appoint a Secretary (who need not be a member of the Administrative Committee) who will keep minutes of its meetings. The Administrative Committee may make such rules and regulations for the conduct of its business as it may determine.

     9.2 Administrative Committee Authority. The Administrative Committee will have full authority and discretion to construe the terms of the Plan and make factual determinations under the Plan, and to make, administer and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision, or action of the Administrative Committee in connection with the construction, interpretation, administration, or application of the Plan will be final, conclusive, and binding upon all Participants and any and all persons claiming under or through any Participant. The Administrative Committee may retain outside entities and professionals to assist in the administration of the Plan including, without limitation, a vendor or vendors to perform enrollment and brokerage services. No member of the Administrative Committee will be liable for any action taken or determination made in good faith with respect to the Plan or any right to purchase Common Stock granted hereunder.

     9.3 ESPP Broker. The Administrative Committee may appoint an ESPP Broker that will perform such duties as may be set forth in the Plan or any agreement between Lafarge and the ESPP Broker.

ARTICLE X.
Amendment and Termination of the Plan

     10.1 Termination. Subject to the right of the Board to terminate the Plan prior thereto, the Plan will terminate when all of the Common Stock reserved for purposes of the Plan has been purchased. No Offerings may be made after termination of the Plan.

     10.2 Amendment. The Management Development and Compensation Committee or the Board may alter or amend the Plan but may not without the approval of the shareholders of Lafarge make any alteration or amendment thereof which operates (i) to increase the aggregate number of shares of Common Stock which may be issued under the Plan (other than as provided in Section 8.2) or (ii) to change the designation of corporations whose employees may participate in the Plan. Prior to the Restatement Effective Date, Lafarge will provide written notice to the New York Stock Exchange that it will use the exemption from the New York Stock Exchange shareholder approval requirement with respect to material amendments made to the Plan. No termination or amendment of the Plan will adversely affect the rights of a Participant with respect to an Offering, except with the consent of the Participant.

ARTICLE XI.
Miscellaneous

     11.1 Equal Rights and Privileges. All Participants will have the same rights, responsibilities and privileges with respect to rights to purchase Common Stock granted and Common Stock purchased under the Plan, (i) except as limited under Section 4.2, (ii) except that the amount of Common Stock which may be purchased by any Participant under the right to purchase Common Stock may bear a uniform relationship to the total compensation, or the basic or regular rate of compensation, of Participants, and (iii) except as otherwise may be permitted under Section 423 of the Code.

     11.2 Rights Not Transferable. No Participant will be permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions accumulated in his or her Account or a right to purchase Common Stock or any rights with regard to the exercise of a right to purchase shares of Common Stock or rights to receive shares of Common Stock under the Plan other than by will or the laws of descent and distribution, and such right and interest will not be liable for, or subject to, the debts, contracts, or liabilities of the Participant. If

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any such action is taken by the Participant, or any claim is asserted by any other party in respect of such right and interest whether by garnishment, levy, attachment or otherwise, the action or claim will be treated as an election to withdraw funds in accordance with Section 7.1. During the Participant’s lifetime, only the Participant can make decisions regarding participation in or withdrawal from an Offering under the Plan.

     11.3 Tax Obligations. To the extent any (i) grant of a right to purchase shares of Common Stock hereunder, (ii) purchase of shares of Common Stock hereunder, or (iii) disposition of shares of Common Stock purchased hereunder gives rise to any tax withholding obligation (including, without limitation, income and payroll withholding taxes imposed by any jurisdiction), the Administrative Committee may implement appropriate procedures to ensure that the tax withholding obligations are met. These procedures may include, without limitation, increased withholding from a Participant’s current Compensation, cash payments to Lafarge or another Participating Company by an employee, or a sale of a portion of the Common Stock purchased under the Plan, which sale may be required and initiated by Lafarge. Any such procedure, including offering choices among procedures, will be applied consistently with respect to all similarly situated Participants in the Plan (or in an Offering under the Plan), except to the extent any procedure may not be permitted under the laws of the applicable jurisdiction.

     11.4 Notices. All notices or other communications by a Participant to Lafarge or other entity designated for a particular purpose under or in connection with the Plan will be deemed to have been duly given when received by Lafarge or other designated entity, or when received in the form specified by Lafarge at the location, or by the person, designated by Lafarge for the receipt thereof.

     11.5 Governmental Regulation. Lafarge’s obligation to sell and deliver shares of its Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of the shares.

     11.6 No Employment/Service Rights. Nothing in the Plan will confer upon any Eligible Employee the right to continue in employment for any period of specific duration, nor interfere with or otherwise restrict in any way the rights of Lafarge (or any Subsidiary employing such person), or of any Eligible Employee, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

     11.7 Dates and Times. All references in the Plan to a date or time are intended to refer to dates and times determined pursuant to U.S. Eastern Time. Business days for purposes of the Plan are U.S. business days.

     11.8 Masculine and Feminine, Singular and Plural. Whenever used herein, a pronoun will include the opposite gender and the singular will include the plural, and the plural will include the singular, whenever the context will plainly so require.

     11.9 Governing Law. This Plan and the respective rights and obligations of the Participating Companies and the Participants, except to the extent otherwise provided by applicable federal law, will be construed under the laws of the Commonwealth of Maryland, exclusive of Maryland’s conflict of laws provisions.

     IN WITNESS WHEREOF, this amended and restated Plan has been executed as of this day of                      2005.

     LAFARGE NORTH AMERICA INC.

By
James Nealis, Executive Vice President – Human
Resources

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(FRONT OF CARD)

LAFARGE NORTH AMERICA INC.

Proxy for Annual Meeting of Stockholders
April 26, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Bertrand P. Collomb, John D. Redfern and Philippe R. Rollier (acting by majority or, if only one be present, by that one alone), and each of them, proxies, with power of substitution in each, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Common Stock of Lafarge North America Inc. (the “Company”) standing in the name of the undersigned on February 18, 2005, at the Annual Meeting of Stockholders to be held on April 26, 2005 in McLean, Virginia, and at any adjournment thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. HOWEVER, IF NO VOTE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES FOR DIRECTOR, “FOR” APPROVAL OF THE 2005 STOCK INCENTIVE PLAN AND “FOR” APPROVAL OF THE INCREASE IN SHARES ISSUABLE PURSUANT TO THE EMPLOYEE STOCK PURCHASE PLAN, WHICH MATTERS ARE MORE FULLY DESCRIBED IN THE PROXY STATEMENT OF WHICH THE UNDERSIGNED STOCKHOLDER ACKNOWLEDGES RECEIPT.

THIS PROXY GRANTS DISCRETIONARY AUTHORITY TO VOTE IN ACCORDANCE WITH THE BEST JUDGMENT OF THE NAMED PROXIES ON OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

PLEASE VOTE, DATE AND SIGN ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

This proxy should be signed exactly as your name(s) appear(s) hereon. Joint owners should both sign. If signing as attorney, executor, guardian, or in some other representative capacity, or as officer of a corporation, please indicate your capacity or title.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

(BACK OF CARD)

☑	PLEASE MARK VOTES AS IN THIS EXAMPLE

	LAFARGE NORTH AMERICA INC.					For All	With	For All
			1.	Election of Directors. The nominees are:		Nominees ☐	held ☐	except ☐

	Mark box at right if an address change or comment has been noted on the reverse side of this card.	☐		MARSHALL A. COHEN BERTRAND P. COLLOMB PHILIPPE P. DAUMAN BERNARD L. KASRIEL	CLAUDINE B. MALONE BLYTHE J. McGARVIE JAMES M. MICALI ROBERT W. MURDOCH	JOHN D. REDFERN PHILIPPE R. ROLLIER MICHEL ROSE LAWRENCE M. TANENBAUM
	I PLAN TO ATTEND THE MEETING.	☐		BRUNO LAFONT	BERTIN F. NADEAU	GERALD H. TAYLOR

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.				INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, MARK THE “FOR ALL EXCEPT” BOX AND STRIKE A LINE THROUGH THE NAME(S) OF THE NOMINEE(S) IN THE LIST PROVIDED ABOVE.
						For	Against	Abstain
Please be sure to sign and date this Proxy.	Date		2.	Approval of the Company’s 2005 Stock Incentive Plan		☐	☐	☐

			3.	Approval of the increase in shares issuable under Company’s Employee Stock Purchase Plan		☐	☐	☐

Stockholder sign here	Co-owner sign here		4.	In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

DETACH CARD				DETACH CARD